Exhibit 4.23

EXECUTION COPY

AGENCY AGREEMENT

December 13, 2010
Bridgeport Ventures Inc.
36 Toronto Street
Suite 1000
Toronto, Ontario M5C 2C5

Attention:	Shastri Ramnath
President & CEO

Dear Madam:

RBC Dominion Securities Inc. (the “Lead Agent”) and MGI Securities Inc. (together with the Lead Agent, the “Agents”) understand that Bridgeport Ventures Inc. (the “Corporation”) proposes to issue and sell up to 15,000,000 units (the “Initial Units”) at a price of $1.00 per Initial Unit (the “Issue Price”) for gross proceeds of up to $15,000,000. Each Initial Unit shall consist of one common share in the capital of the Corporation (a “Unit Share”) and one-half of one common share purchase warrant (each whole common share purchase warrant a “Warrant”).

Each Warrant shall entitle the holder thereof to purchase one common share in the capital of the Corporation (a “Warrant Share”) at a price of $1.40 at any time prior to 5:00 p.m. (Toronto time) on the date that is two years following the Closing Date (as defined below). The Warrants shall be created and issued pursuant to a warrant indenture (the “Warrant Indenture”) to be dated as of the Closing Date (as defined below) between the Corporation and the Transfer Agent (as defined below).

The Agents also understand that the Corporation proposes to grant to the Agents an option (the “Over-Allotment Option”), exercisable in whole or in part, at any time until the date which is 30 days following the Closing Date (as defined herein), to arrange for the issuance and sale of up to an additional 2,250,000 units of the Corporation, representing 15% of the number of Initial Units issued pursuant to the Offering (the “Additional Units”), at a price per Additional Unit equal to the Issue Price, for the purposes of covering over-allotments, if any, and for market stabilization purposes in connection with the Offering (as more particularly described in section 15 hereof). The Over-Allotment Option may be exercisable by the Agents in respect of: (i) Additional Units at the Offering Price; or (ii) additional Units Shares (the “Additional Unit Shares”) at a price of $0.94 per Additional Unit Share; or (iii) additional Warrants (the “Additional Warrants”) at a price of $0.12 per Additional Warrant; or (iv) any combination of Additional Units and/or Additional Unit Shares and/or Additional Warrants, so long as the aggregate number of Additional Unit Shares and Additional Warrants which may be issued under the Over-Allotment Option does not exceed 2,250,000 Additional Unit Shares and 1,125,000 Additional Warrants. In the event that the Over-Allotment Option is exercised, any Additional Units and/or Additional Unit Shares and/or Additional Warrants issued thereunder shall be deemed to form part of the Offering for the purposes hereof and all of the terms and conditions relating to the Closing shall apply to the Over-Allotment Closing (as defined herein).

Unless the context otherwise requires, references herein to the “Offered Units”, “Unit Shares”, “Warrants” and “Warrant Shares” shall assume the exercise of the Over-Allotment Option and include the Additional Units, Additional Unit Shares, Additional Warrants and Additional Warrant Shares issuable upon exercise of the Additional Warrants, respectively. The offering of the Offered Units by the Corporation is referred to as the “Offering”.

The Agents further understand that the Corporation has prepared and filed a preliminary short form prospectus with respect to the qualification for distribution to the public of the Offered Units in each of the Qualifying Provinces (as hereinafter defined) and will prepare and file a (final) short form prospectus and all other necessary documents in order to qualify the Offered Units for distribution to the public in each of the Qualifying Provinces.

Subject to the terms and conditions contained in this Agreement, the Corporation hereby appoints the Agents to act as the sole and exclusive agents to the Corporation, and the Agents hereby agree to act as the agents of the Corporation, to effect the sale of the Offered Units on behalf of the Corporation on a “best efforts” basis to Purchasers (as hereinafter defined) resident in the Qualifying Provinces and in those jurisdictions outside of Canada (including the United States (as hereinafter defined)) as may be agreed to by the Corporation and the Agents, acting reasonably, through private placements or other offerings on an exempt basis and provided that the Corporation shall not become obligated to file a registration statement or prospectus outside of Canada. In addition, the Corporation hereby agrees to issue and sell the Additional Units to the extent that Over-Allotment Option granted to the Agents pursuant to this Agreement is exercised by the Agents. It is understood and agreed that the Agents are under no obligation to purchase any of the Offered Units, although the Agents may subscribe for Offered Units if they so desire.

In consideration of the services to be rendered by the Agents in connection with the sale of the Offered Units hereunder, the Corporation agrees to pay to the Agents a commission (the “Commission”) equal to 6% of the gross proceeds of the Offering, including proceeds realized from the exercise by the Agents of the Over-Allotment Option, if any. The Commission shall be due and payable at the applicable Closing Time (as hereinafter defined). As additional compensation for the services to be rendered by the Agents in connection with the sale of the Offered Units, the Corporation shall grant to the Agents compensation options (the “Compensation Options”) entitling the Agents to subscribe for and purchase up to such number of units (the “Compensation Units”) as is equal to 6% of the aggregate number of Offered Units sold pursuant to the Offering, including Offered Units sold pursuant to the exercise by the Agents of the Over-Allotment Option, if any. Each Compensation Unit will be comprised of one Unit Share and one-half of one Warrant. The Compensation Options may be exercised, in whole or in part, at an exercise price per Compensation Unit equal to $1.00, at any time during the period commencing on the Closing Date and ending on the date that is 24 months following the Closing Date. The Corporation shall execute and deliver to the Agents at the applicable Closing Time certificates evidencing the Compensation Options (the “Compensation Option Certificates”) to which the Agents are entitled, in a form to be agreed upon by the Agents and the Corporation, acting reasonably. The Agents acknowledge and agree that the Compensation Options shall not be exercisable by or on behalf of a person in the United States or a U.S. Person (as hereinafter defined) and that the Compensation Options and the securities underlying such Compensation Options will not be registered under the U.S. Securities Act (as hereinafter defined) or under applicable state securities laws in the United States. Further, each Agent represents and warrants, severally but not jointly, that (i) the Compensation Options were not offered to the Agent in the United States, (ii) the Agent is not U.S. Person, (iii) the Agent is not acting for the account or benefit of a person in the United States or a U.S. Person and (iv) the Agent did not execute or deliver this Agreement in the United States.

Terms and Conditions

The following are additional terms and conditions of this Agreement between the Corporation and the Agents:

1.	Interpretation

(a)	Definitions. Where used in this Agreement or in any amendment hereto, the following terms shall have the following meanings, respectively:

“Agreement” means the agreement resulting from the acceptance by the Corporation of the offer made by the Agents herein, including the schedules attached hereto, as amended or supplemented from time to time;

“Business Day” means a day which is not a Saturday, Sunday or a statutory or civic holiday in the City of Toronto, Province of Ontario;

“Canadian Securities Regulators” means the Securities Regulators in the Qualifying Provinces;

“Closing” means the completion of the purchase and sale of the Offered Units by the Purchasers pursuant to the Offering in accordance with the provisions of this Agreement;

“Closing Date” means December 20, 2010 or such other date as the Corporation and the Lead Agent may mutually agree upon in writing;

“Closing Time” means 8:30 a.m. (Toronto time) on the Closing Date or such other time on the Closing Date as the Corporation and the Lead Agent may mutually agree upon in writing;

“Common Shares” means the common shares in the capital of the Corporation as constituted on the date hereof;

“Corporation’s Auditors” means McGovern Hurley Cunningham LLP, the auditors of the Corporation;

“Documents Incorporated by Reference” means all notices, financial statements, management information circulars, annual information forms, material change reports, business acquisition reports or other documents issued by the Corporation, whether before or after the date of this Agreement, that are required by applicable Securities Laws to be incorporated by reference into the Prospectus;

“Encumbrances” includes any mortgage, pledge, assignment, charge, lien, claim, security interest, adverse interest, other third person interest or encumbrance of any kind, whether contingent or absolute, and any agreement, option, right or privilege (whether by law, contract or otherwise) capable of becoming any of the foregoing;

“Final Prospectus” means the (final) short form prospectus, including all of the Documents Incorporated by Reference, prepared by the Corporation and relating to the distribution of the Offered Units and for which a Passport Decision Document has been issued by the Ontario Securities Commission on its own behalf and on behalf of each of the other Canadian Securities Regulators;

“Financial Statements” means (i) the audited comparative consolidated financial statements of the Corporation as at, and for the financial years ended, April 30, 2010 and 2009, together with the auditor’s report and notes thereto; and (ii) the unaudited consolidated financial statements of the Corporation as at July 31, 2010 and for the three month periods ended July 31, 2010 and 2009, together with the notes thereto;

“Governmental Authority” means, without limitation, any national, federal government, province, state, municipality or other political subdivision of any of the foregoing, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing;

“Material Adverse Effect” when used in connection with an entity means any change (including a decision to implement such a change made by the board of directors or by senior management who believe that confirmation of the decision by the board of directors is probable), event, violation, inaccuracy, circumstance or effect that is materially adverse to the business, assets (including intangible assets), capitalization, financial condition or results of operations of the Corporation or a Subsidiary, as the case may be;

“Material Properties” means the Priority Nevada Properties and the Rio Condor Properties;

“misrepresentation”, “material fact”, “material change”, “affiliate”, “associate” and “distribution” shall have the respective meanings ascribed thereto in the Securities Act;

“Offering” means the issuance and sale of the Offered Units pursuant to this Agreement (including, if applicable, any Additional Units issued pursuant to the exercise of the Over-Allotment Option);

“Offering Documents” has the meaning ascribed thereto in subsection 6(a)(ii) hereof;

“Over-Allotment Notice” has the meaning ascribed thereto in subsection 15(b) hereof;

“Passport Decision Document” means a decision document issued by the Principal Regulator pursuant to the Passport System and that evidences receipt by the Principal Regulator and deemed receipt by the other Canadian Securities Regulators for the Preliminary Prospectus or the Final Prospectus, as the case may be;

“Passport System” means the system for review of prospectus filings set out in Multilateral Instrument 11- 102 Passport System and National Policy 11-202 Process for Prospectus Reviews in Multiple Jurisdictions adopted by certain Canadian securities regulatory authorities;

“person” shall be broadly interpreted and shall include any individual, firm, corporation, syndicate, partnership, joint venture, association, trust, unincorporated organization, investment club, a government or an agency or political subdivision thereof and every other form of legal or business entity of any nature or kind whatsoever;

“Preliminary Prospectus” means the preliminary short form prospectus of the Corporation dated November 29, 2010, including all of the Documents Incorporated by Reference, prepared by the Corporation and relating to the distribution of the Offered Units and for which a Passport Decision Document has been issued by the Principal Regulator on its own behalf and on behalf of each of the other Canadian Securities Regulators;

“Principal Regulator” means the Ontario Securities Commission;

“Priority Nevada Properties” means the Blackrock, Argentite, Belleview and Horsethief properties in Nevada, as more particularly described in the Prospectus;

“Prospectus” means, collectively, the Preliminary Prospectus and the Final Prospectus;

“Purchasers” means, collectively, each of the purchasers of the Offered Units pursuant to the Offering including, if applicable, the Agents;

“Qualifying Provinces” means, collectively, each of the Provinces of Canada, other than Québec;

“Rio Condor Properties” means the Rosario, Tamara, Trillador, Simonetta properties and certain other properties located in Chile, as more particularly described in the Prospectus;

“Securities Act” means the Securities Act (Ontario) and the regulations thereunder, together with all applicable published policy statements, instruments, rules, orders, and notices of the Ontario Securities Commission, as amended, supplemented or replaced from time to time;

“Securities Laws” means, unless the context otherwise requires, all applicable securities laws in each of the Qualifying Provinces and the applicable securities laws of all other jurisdictions other than the Qualifying Provinces in which the Offered Units are offered, as applicable, and the respective regulations made thereunder, together with applicable published fee schedules, prescribed forms, policy statements, national or multilateral instruments, orders, blanket rulings and other regulatory instruments of the securities regulatory authorities in such jurisdictions;

“Securities Regulators” means, collectively, the securities regulators or other securities regulatory authorities in the Qualifying Provinces and any other jurisdictions in which the Offered Units are offered, as the case may be;

“Selling Firm” has the meaning ascribed thereto in subsection 3(b) hereof;

“Standard Listing Conditions” has the meaning ascribed thereto in subsection 5(a)(iii) hereof;

“Subsequent Disclosure Documents” means any financial statements, management information circulars, annual information forms, material change reports, business acquisition reports or other documents issued by the Corporation after the date of this Agreement that are required to be incorporated by reference in the Prospectus;

“Subsidiaries” has the meaning ascribed thereto in subsection 8(b) hereof;

“Supplementary Material” means, collectively, any amendment to the Final Prospectus, any amendment or supplemental prospectus or ancillary materials that may be filed by or on behalf of the Corporation under the Securities Laws in each of the Qualifying Provinces relating to the distribution of the Offered Units thereunder;

“Transfer Agent” means Valiant Trust Company;

“TSX” means the Toronto Stock Exchange;

“United States” means the United States of America, its territories and possessions, any State of the United States and the District of Columbia;

“U.S. Affiliate” has the meaning ascribed thereto in subsection 4(e) hereof;

“U.S. Person” means a “U.S. person” as that term is defined in Regulation S under the U.S. Securities Act. Without limiting the foregoing, but for greater clarity, a U.S. Person includes, subject to the exclusions set forth in Regulation S, (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States, (iii) any estate or trust of which any executor, administrator or trustee is a U.S. Person, (iv) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States, and (v) any partnership or corporation organized or incorporated under the laws of any non-U.S. jurisdiction which is formed by a U.S. Person principally for the purpose of investing in securities not registered under the U.S. Securities Act, unless it is organized or incorporated, and owned, by “accredited investors” (as that term is defined in Rule 501(a) of Regulation D under the U.S. Securities Act) who are not natural persons, estates or trusts;

“U.S. Private Placement Memorandum” has the meaning ascribed thereto in subsection 5(a)(i) hereof;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended; and

“Warrant Certificates” means the certificates evidencing the Warrants substantially in the form set forth in the Warrant Indenture.

(b)	Prospectus Defined Terms. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

(c)

Number and Gender. All words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties referred to in each case required and the verb shall be construed as agreeing with the required word and/or pronoun.

(d)

Divisions and Headings. The division of this Agreement into sections, subsections, paragraphs and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. Unless something in the subject matter or context is inconsistent therewith, references herein to sections, subsections, paragraphs and other subdivisions are to sections, subsections, paragraphs and other subdivisions of this Agreement.

(e)	Currency. Any reference in this Agreement to $ or to dollars shall refer to the lawful currency of Canada, unless otherwise specified.

(f)	Schedules. Schedule “A” entitled “Compliance with United States Securities Laws” is attached to this Agreement and is deemed to be incorporated in and to form part of this Agreement.

2.	The Offered Units

The Unit Shares and Warrants comprising the Offered Units and the Compensation Units to be issued and sold by the Corporation hereunder shall be duly and validly created and issued by the Corporation and, when issued and sold by the Corporation provided that the Corporation shall have received due payment therefor, such Unit Shares shall be issued as fully paid and non-assessable Common Shares and such Unit Shares and Warrants shall have the rights, privileges, restrictions and conditions that conform in all material respects to the rights, privileges, restrictions and conditions set forth in the Prospectus, subject to such modifications or changes (if any) prior to the Closing Date as may be agreed to in writing by the Corporation and the Agents.

3.	The Offering

(a)

The sale of the Offered Units to the Purchasers shall be effected upon the terms set out in the Prospectus and in this Agreement and in a manner that is in compliance with applicable Securities Laws. The Agents will use commercially reasonable efforts to arrange for Purchasers for the Offered Units in the Qualifying Provinces and in those jurisdictions outside of Canada as may be agreed upon by the Corporation and the Agents, acting reasonably, in connection with the Offering; however, it is understood and agreed that the Agents shall have no obligation to purchase the Offered Units.

(b)

The Corporation agrees that the Agents shall have the right to invite one or more investment dealers (each, a “Selling Firm”) to form a selling group to participate in the soliciting of offers to purchase the Offered Units. The Agents have the exclusive right to control all compensation arrangements between the members of the selling group (comprised of such Selling Firms) and the Agents, provided that no additional amount shall be payable by the Corporation in respect thereof. The Corporation grants all of the rights and benefits of this Agreement to any Selling Firm so appointed by the Agents and appoints the Agents as trustees of such rights and benefits for such Selling Firms, and the Agents hereby accept such trust and agree to hold such rights and benefits for and on behalf of such Selling Firms. The Agents shall ensure that any Selling Firm appointed pursuant to the provisions of this subsection 3(b) or with whom the Agents have a contractual relationship with respect to the Offering, if any, agrees with the Agents to comply with the covenants and obligations given by the Agents herein, including Schedule “A” hereto.

(c)

The Corporation represents and warrants to, and covenants and agrees with, the Agents that the Corporation has prepared and filed the Preliminary Prospectus and has obtained pursuant to the Passport System a Passport Decision Document in respect of the proposed distribution of the Offered Units. The Corporation has prepared and will promptly, after the execution and delivery of this Agreement, file the Final Prospectus in each of the Qualifying Provinces with the Canadian Securities Regulators under applicable Securities Laws, and will use its best efforts to obtain a Passport Decision Document for the Final Prospectus in order to qualify the Offered Units for distribution in each of the Qualifying Provinces, as soon as possible, and in any event not later than 4:00 pm (Toronto time) on December 13, 2010 (or such other time and/or later date as the Corporation and the Lead Agent may agree) and until the day on which the distribution of the Offered Units is completed, the Corporation will promptly take, or cause to be taken, all additional steps and proceedings that may from time to time be required under applicable Securities Laws to qualify the distribution of the Offered Units in the Qualifying Provinces.

(d)

The Agents shall, upon the Corporation obtaining a Passport Decision Document for the Final Prospectus from the Principal Regulator, deliver one copy of the Final Prospectus (together with any amendments thereto) to all persons resident in the Qualifying Provinces who are to acquire the Offered Units.

(e)

Prior to the filing of the Preliminary Prospectus, the Final Prospectus and the Closing, the Corporation shall have permitted the Agents to review each of the Preliminary Prospectus and the Final Prospectus and shall allow the Agents to conduct any due diligence investigations which they reasonably require in order to fulfill their obligations as agents under applicable Securities Laws and in order to enable the Agents to responsibly execute the certificate in the Preliminary Prospectus and the Final Prospectus required to be executed by them.

4.	Certain Obligations of the Agents

(a)

The Agents shall, and shall require any Selling Firm to agree to, comply with the Securities Laws in connection with the distribution of the Offered Units and shall offer the Offered Units for sale to the public directly and through Selling Firms upon the terms and conditions set out in the Prospectus and this Agreement. The Agents shall, and shall require any Selling Firm to, offer for sale to the public and sell the Offered Units only in those jurisdictions where they may be lawfully offered for sale or sold.

(b)

The Agents shall: (i) use all commercially reasonable efforts to complete and cause each Selling Firm to complete the distribution of the Offered Units as soon as reasonably practicable; and (ii) promptly notify the Corporation when, in their opinion, the Agents and the Selling Firms have ceased distribution of the Offered Units and provide a written breakdown of the number of Offered Units distributed in each of the Qualifying Provinces where such breakdown is required for the purpose of calculating fees payable to the Canadian Securities Regulators.

(c)

The Agents shall, and shall require any Selling Firm to agree to, distribute the Offered Units in a manner which complies with and observes all applicable laws and regulations, including, for greater certainty, all Securities Laws, in each jurisdiction into and from which they may offer to sell the Offered Units or distribute the Prospectus, any Supplementary Material or the U.S. Private Placement Memorandum in connection with the distribution of the Offered Units and will not, directly or indirectly, offer, sell or deliver any Offered Units or deliver the Prospectus, any Supplementary Material or the U.S. Private Placement Memorandum to any person in any jurisdiction other than in the Qualifying Provinces except in a manner which will not require the Corporation to comply with the registration, prospectus, filing, continuous disclosure or other similar requirements under the applicable Securities Laws of such other jurisdictions. Subject to the foregoing, the Agents and any Selling Firms shall be entitled to offer and sell the Offered Units in other international jurisdictions in accordance with any applicable securities and other laws in the jurisdictions in which the Agents and/or Selling Firms offer the Offered Units.

(d)

For the purposes of this section 4, the Agents shall be entitled to assume that the Offered Units are qualified for distribution in any Qualifying Province where a receipt or similar document for the Final Prospectus shall have been obtained from the applicable Canadian Securities Regulators (including a Passport Decision Document from the Principal Regulator issued under the Passport System evidencing that a receipt has been issued for the Final Prospectus by each of the Canadian Securities Regulators) following the filing of the Final Prospectus unless otherwise notified in writing.

(e)

Any offer or sale of the Offered Units will be made in accordance with Schedule “A” to this Agreement, which Schedule is incorporated by reference in and shall form part of this Agreement. Notwithstanding the foregoing provisions of this section 4, an Agent will not be liable to the Corporation under this section 4 with respect to a default under this section 4 by another Agent or such other Agent’s duly registered broker-dealer affiliate in the United States (a “U.S. Affiliate”).

5.	Deliveries on Filing and Related Matters

(a)	The Corporation shall deliver to the Agents:

(i)

as soon as practicable after the Preliminary Prospectus, the Final Prospectus and any Supplementary Material are prepared, the private placement memorandum incorporating the Preliminary Prospectus, the Final Prospectus or any Supplementary Material, as the case may be, prepared for use in connection with the offering for sale of the Offered Units, to, or for the account or benefit of, persons in the United States or U.S. Persons (the “U.S. Private Placement Memorandum”) and, forthwith after preparation, any amendment or supplement to the U.S. Private Placement Memorandum;

	(ii)	prior to the filing of the Final Prospectus with the Canadian Securities Regulators, a copy of the Final Prospectus signed and certified by the Corporation as required by applicable Securities Laws;

(iii)

prior to the filing of the Final Prospectus with the Canadian Securities Regulators, copies of correspondence indicating that the application for the listing and posting for trading on the TSX of the Unit Shares and the Warrant Shares (including, for greater certainty, any Unit Shares or Warrant Shares issuable upon exercise of the Compensation Units) has been approved, subject only to satisfaction by the Corporation of customary post-closing conditions imposed by the TSX (the “Standard Listing Conditions”);

(iv)

concurrently with the filing of the Final Prospectus with the Canadian Securities Regulators, a “long-form” comfort letter dated the date of the Final Prospectus, in form and substance satisfactory to the Agents, acting reasonably, addressed to the Agents and the directors of the Corporation from the Corporation’s Auditors with respect to financial and accounting information contained in the Final Prospectus, which letter shall be based on a review by the Corporation’s Auditors within a cut-off date of not more than two Business Days prior to the date of the letter and which letter shall be in addition to the auditors’ consent letter and comfort letter (if any) addressed to the Canadian Securities Regulators; and

	(v)	a copy of any Supplementary Material required to be filed by the Corporation in compliance with applicable Securities Laws, prior to the filing thereof with Canadian Securities Regulators.

(b)

The Corporation shall also prepare and deliver promptly to the Agents signed copies of all Supplementary Material. Concurrently with the delivery of any Supplementary Material or the incorporation by reference in the Final Prospectus of any Subsequent Disclosure Document, the Corporation shall deliver to the Agents, with respect to such Supplementary Material or Subsequent Disclosure Document, to the extent that such Supplementary Material contains any financial and accounting information, a comfort letter substantially similar to that referred to in subsection 5(a)(iv).

(c)

Delivery of the Preliminary Prospectus, the Final Prospectus and any Supplementary Material by the Corporation shall constitute the representation and warranty of the Corporation to the Agents that, as at their respective dates of filing:

(i)

all information and statements (except information and statements relating solely to the Agents and provided in writing by the Agents) contained and incorporated by reference in the Preliminary Prospectus, the Final Prospectus or any Supplementary Material, as the case may be, are true and correct, in all material respects, and contain no misrepresentation and constitute full, true and plain disclosure of all material facts relating to the Corporation and the Offered Units as required by applicable Securities Laws in the Qualifying Provinces;

(ii)

no material fact or information has been omitted therefrom (except facts or information relating solely to the Agents and provided in writing by the Agents) which is required to be stated in such disclosure or is necessary to make the statements or information contained in such disclosure not misleading in light of the circumstances under which they were made;

	(iii)	except with respect to any information relating solely to the Agents and provided by the Agents in writing, such documents comply fully with the requirements of applicable Securities Laws; and

(iv)

except as set forth or contemplated in the Prospectus or any Supplementary Material or as has otherwise been publicly disclosed, there has been no adverse material change (actual, anticipated, contemplated, proposed or threatened) in the business, affairs, operations, assets, liabilities (contingent or otherwise), prospects, capital or ownership of the Corporation on a consolidated basis since the end of the period covered by the Financial Statements.

Such deliveries shall also constitute the Corporation’s consent to the Agents’ use of the Preliminary Prospectus, the Final Prospectus and any Supplementary Material in connection with the distribution of the Offered Units in the Qualifying Provinces in compliance with this Agreement unless otherwise advised in writing.

(d)

The Corporation confirms that it has previously delivered to the Agents copies of the Preliminary Prospectus signed as required by Securities Laws in the Qualifying Provinces and such number of commercial copies of the Preliminary Prospectus as the Agents requested. The Corporation shall:

(i)

cause commercial copies of the Final Prospectus and any Supplementary Material to be delivered to the Agents without charge, in such numbers and at such locations in the Qualifying Provinces as the Agents may reasonably request, forthwith after the Agents have been advised that the Corporation has complied with the Securities Laws in the Qualifying Provinces with respect to the filing of the Final Prospectus and a Passport Decision Document has been issued pursuant to the Passport System. Such delivery shall be effected as soon as possible and, in any event, on or before a date which is one Business Day after compliance with applicable Securities Laws in the Qualifying Provinces with respect to the filing of the Final Prospectus, and on or before a date which is one Business Day after the Canadian Securities Regulators issue decision documents for, or accept for filing, as the case may be, any Supplementary Material;

(ii)

cause to be delivered to the Agents, as soon as practicable after preparation thereof, without charge, in such numbers and at such locations as the Lead Agent may reasonably request, commercial copies of the U.S. Private Placement Memorandum and any amendments or supplements thereto; and

(iii)

cause to be provided to the Agents, without charge, such number of copies of any Documents Incorporated by Reference in the Preliminary Prospectus, the Final Prospectus or any Supplementary Material as the Agents may reasonably request for use in connection with the distribution of the Offered Units.

(e)

During the period commencing on the date hereof and until completion of the distribution of the Offered Units, the Corporation will promptly provide to the Agents drafts of any press releases of the Corporation for review by the Agents and the Agents’ counsel prior to issuance.

(f)

Prior to the Closing Time, the Corporation shall file or cause to be filed with the TSX all necessary documents and shall take or cause to be taken all necessary steps to ensure that the Corporation has obtained all necessary approvals for the Warrants (including, for greater certainty, any Warrants issuable upon exercise of the Compensation Units) to be conditionally listed on the TSX, subject only to the Standard Listing Conditions.

6.	Material Changes

(a)

During the period commencing on the date hereof up until such time as the Agents notify the Corporation of the completion of the distribution of the Offered Units under the Final Prospectus, the Corporation shall promptly inform the Agents (and if requested by the Agents, confirm such notification in writing) of the full particulars of:

(i)

any material change (actual, anticipated, contemplated, threatened, financial or otherwise) in the assets, liabilities (contingent or otherwise), business, affairs, operations, prospects, capital or control of the Corporation and its Subsidiaries;

(ii)

any material fact which has arisen or has been discovered and would have been required to have been stated in the Preliminary Prospectus, the Final Prospectus or any Supplementary Material (collectively, the “Offering Documents”) had the fact arisen or been discovered on, or prior to, the date of such documents; and

(iii)

any change in any material fact contained in the Offering Documents or whether any event or state of facts has occurred after the date hereof, which, in any case, is, or may be, of such a nature as to render any of the Offering Documents untrue or misleading in any material respect or to result in any misrepresentation in any of the Offering Documents, or which would result in the Final Prospectus or any Supplementary Material not complying (to the extent that such compliance is required) with the Securities Laws of any Qualifying Province.

(b)

The Corporation represents that it filed the Preliminary Prospectus and related documents with the Canadian Securities Regulators in the Qualifying Provinces on November 29, 2010 and obtained a Passport Decision Document therefore on such date. The Corporation will comply with Section 57 of the Securities Act and with the comparable provisions of the Securities Laws in the other Qualifying Provinces, and the Corporation will prepare and file promptly any Supplementary Material which may be necessary and will otherwise comply with all legal requirements necessary to continue to qualify the Offered Units for distribution in each of the Qualifying Provinces.

(c)

In addition to the provisions of subsections 6(a) and 6(b) hereof, the Corporation shall in good faith discuss with the Agents any change, event or fact contemplated in subsections 6(a) and 6(b) which is of such a nature that there is or could be reasonable doubt as to whether notice should be given to the Agents under subsection 6(a) hereof and shall consult with the Agents with respect to the form and content of any amendment or other Supplementary Material proposed to be filed by the Corporation, it being understood and agreed that no such amendment or other Supplementary Material shall be filed with any Securities Regulator prior to the review thereof by the Agents and their counsel, acting reasonably.

(d)

If during the period of distribution of the Offered Units there shall be any change in applicable Securities Laws in the Qualifying Provinces which, in the opinion of the Agents, acting reasonably, requires the filing of any Supplementary Material, upon written notice from the Agents, the Corporation shall, to the satisfaction of the Agents, acting reasonably, promptly prepare and file any such Supplementary Material with the appropriate Canadian Securities Regulators where such filing is required.

7.	Covenants of the Corporation

The Corporation hereby covenants to the Agents that the Corporation:

(a)

will advise the Agents, promptly after receiving notice thereof, of the time when the Final Prospectus and any Supplementary Material has been filed and a Passport Decision Document therefor has been obtained and will provide evidence reasonably satisfactory to the Agents of each such filing and copies of such decision documents;

(b) will advise the Agents, promptly after receiving notice or obtaining knowledge thereof, of:

(i)	the issuance by any Canadian Securities Regulators of any order suspending or preventing the use of the Preliminary Prospectus, the Final Prospectus or any Supplementary Material;

(ii)	the suspension of the qualification of the Offered Units in any of the Qualifying Provinces or the institution, threatening or contemplation of any proceeding for such purpose; or

(iii)

any requests made by any Canadian Securities Regulator for amending or supplementing the Preliminary Prospectus or the Final Prospectus or for additional information, and will use its commercially reasonable efforts to prevent the issuance of any order referred to in (i) above and, if any such order is issued, to obtain the withdrawal thereof as quickly as possible;

(c)

will use its commercially reasonable best efforts to maintain its status as a “reporting issuer” (or the equivalent thereof) not in default of the requirements of the Securities Laws of at least one of the Qualifying Provinces which have such a concept to the date that is at least 24 months following the Closing Date;

(d)

will use its commercially reasonable best efforts to maintain the listing of the Common Shares and Warrants on the TSX or such other recognized stock exchange or quotation system as the Agents may approve, acting reasonably, for a period of at least 24 months following the Closing Date;

(e)	provided that it receives payment therefor, will ensure that the Unit Shares underlying the Offered Units issuable on Closing shall be duly issued as fully paid and non- assessable Common Shares;

(f)

will duly execute and deliver the Warrant Indenture and the Warrant Certificates at the Closing Time and comply with and satisfy all terms, conditions and covenants therein contained to be complied with or satisfied by the Corporation;

(g)

will ensure that the Warrants (including, for greater certainty, any Warrants issuable upon exercise of the Compensation Units) are duly and validly created, authorized and issued and has the attributes corresponding in all material respects to the description set forth in this Agreement, the Prospectus and the Warrant Indenture and will ensure that the Warrant Shares issuable upon the exercise of the Warrants shall, upon issue in accordance with the terms thereof, be duly issued as fully paid and non- assessable Common Shares;

(h)

will duly execute and deliver the Compensation Option Certificates at the Closing Time and comply with and satisfy all terms, conditions and covenants therein contained to be complied with or satisfied by the Corporation;

(i)

will ensure that the Compensation Options are duly and validly created, authorized and issued and have attributes corresponding in all material respects to the description set forth in this Agreement, the Prospectus and the Compensation Option Certificates;

(j)

will ensure that the Unit Shares issuable upon the exercise of the Compensation Options shall, upon issue in accordance with the terms thereof, be duly issued as fully paid and non-assessable Common Shares;

(k)	will use the proceeds of the Offering in the manner specified in the Final Prospectus; and

(l)

to the extent that any Offered Units are sold to, or for the account or benefit of, persons in the United States or U.S. Persons pursuant to Rule 506 of Regulation D under the U.S. Securities Act, file a notice with the United States Securities and Exchange Commission on Form D in accordance with Rule 503 of Regulation D under the U.S. Securities Act forthwith upon being notified by the Agents that such has occurred in accordance with prescribed time periods for such filing.

8.	Representations and Warranties of the Corporation.

The Corporation represents and warrants to the Agents as of the date hereof, and acknowledges that the Agents are relying upon each of such representations and warranties in completing the Closing, that:

(a)

the Corporation and each of the Subsidiaries was incorporated, organized, continued or amalgamated and is validly existing under the laws of the jurisdiction in which it was incorporated, organized, continued or amalgamated, as the case may be, has all requisite corporate power and authority to carry on its business as now conducted or proposed to be conducted and is duly qualified to own, lease or operate its properties and assets and no steps or proceedings have been taken by any person, voluntary or otherwise, requiring or authorizing its dissolution or winding up, and the Corporation has all requisite power and authority to enter into each of this Agreement, the Warrant Indenture and the Compensation Option Certificates and to carry out its obligations hereunder and thereunder;

(b)

the Corporation has no direct or indirect subsidiaries other than the following (collectively, the “Subsidiaries” and each, a “Subsidiary”) nor any investment or proposed investment in any person which, for the financial year ended April 30, 2010 accounted for more than five percent of the consolidated assets or consolidated revenues of the Corporation or would otherwise be material to the business and affairs of the Corporation on a consolidated basis:

	Corporate	Approximate
Subsidiary	Jurisdiction	Percentage Ownership
Rio Condor Resources S.A.	Chile	99%
Bridgeport Gold Inc.	Nevada, USA	100%

(c)

the Corporation owns, directly or indirectly, the approximate percentage of the issued and outstanding shares of the Subsidiaries set forth in 8(b) above, all of which shares are issued as fully paid and non-assessable shares, free and clear of all mortgages, liens, charges, pledges, security interests, Encumbrances, claims or demands whatsoever and, other than as disclosed in the Prospectus, no person, firm or corporation has any agreement, option, right or privilege (whether pre-emptive or contractual) capable of becoming an agreement, for the purchase from the Corporation or any Subsidiary of any interest in any of the shares in the capital of any of the Subsidiaries;

(d)

the Corporation and each of the Subsidiaries have each been conducting its business in compliance in all material respects with all applicable laws and regulations of each jurisdiction in which it carries on business or in which its services are provided and has not received a notice of non-compliance, nor knows of, nor has reasonable grounds to know of, any facts that could give rise to a notice of non-compliance with any such laws, regulations and permits;

(e)

the Corporation and each of the Subsidiaries holds all licences, registrations, qualifications, permits and consents necessary or appropriate for carrying on their respective business as currently carried on and all such licences, registrations, qualifications, permits and consents are valid and subsisting and in good standing in all material respects;

(f)

(A) the Corporation and each of the Subsidiaries are the absolute legal and beneficial owners of, and have good and valid title to, all of the material property or assets thereof or the rights to acquire such interest, as the case may be, all as described in the Prospectus subject only to the Encumbrances described in the Prospectus, and no other property or assets are necessary for the conduct of the business of the Corporation as currently conducted, (B) neither the Corporation nor the Subsidiaries know of any claim or the basis for any claim that might or could materially and adversely affect the right thereof to use, transfer or otherwise exploit such property or assets, other than has been described to the Agents and (C) neither the Corporation nor the Subsidiaries have any responsibility or obligation to pay any material commission, royalty, licence fee or similar payment to any person with respect to the property and assets owned by the Corporation or any of the Subsidiaries, other than in the normal course of business or as described in the Prospectus;

(g)

each of the execution and delivery of this Agreement, the Warrant Indenture and the Compensation Option Certificates, the performance by the Corporation of its obligations hereunder and thereunder, the issue and sale of the Offered Units and the consummation of the transactions contemplated in this Agreement, including the issuance and delivery of the Offered Units, the issuance and delivery of the Compensation Options and the issuance and delivery of the Compensation Units upon the exercise of the Compensation Options, and in the Warrant Indenture, including the issuance and delivery of the Warrants and the issuance and delivery of the Warrant Shares upon exercise of the Warrants respectively, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (whether after notice or lapse of time or both), (A) any statute, rule, policy or regulation applicable to the Corporation including, without limitation, applicable Securities Laws and the rules and regulations of the TSX; (B) the constating documents or resolutions of the directors or shareholders of the Corporation which are in effect at the date hereof; (C) any mortgage, note, indenture, contract, agreement, joint venture, partnership, instrument, lease or other document to which the Corporation or any of the Subsidiaries is a party or by which it is bound; or (D) any judgment, decree or order binding the Corporation or any of the Subsidiaries or the property or assets thereof;

(h)

the Corporation is a reporting issuer under the Securities Laws of British Columbia, Alberta and Ontario, is not in default of any requirement of such Securities Laws, is not included on a list of defaulting reporting issuers maintained by the Securities Regulators and will be, at the time of Closing, a reporting issuer under the Securities Laws of the Qualifying Provinces;

(i)

the Corporation is in compliance in all material respects with its timely and continuous disclosure obligations under the Securities Laws of the Qualifying Provinces and the policies, rules and regulations of the TSX and, without limiting the generality of the foregoing, there has not occurred any material change, financial or otherwise, in the assets, liabilities (contingent or otherwise), business, financial condition, prospects or capital of the Corporation on a consolidated basis since April 30, 2010 which has not been publicly disclosed on a non-confidential basis; all statements set forth in all documents publicly filed by or on behalf of the Corporation pursuant to applicable Securities Laws, including the Documents Incorporated by Reference were true, correct, and complete in all material respects and did not contain any misrepresentation as of the date of such statements; and the Corporation has not filed any confidential material change reports since the date of such statements which remain confidential as at the date hereof;

(j)	except as disclosed in the Prospectus or as contemplated herein, none of the Corporation or any of the Subsidiaries has approved, has entered into any agreement in respect of, or has any knowledge of:

A.

the purchase of any material property or assets or any interest therein or the sale, transfer or other disposition of any material property or assets or any interest therein currently owned, directly or indirectly, by the Corporation or any of the Subsidiaries whether by asset sale, transfer of shares or otherwise;

B.

any change of control (by sale or transfer of shares or sale of all or substantially all of the property and assets of the Corporation or any of the Subsidiaries or otherwise) of the Corporation or any of the Subsidiaries; or

	C.	a proposed or planned disposition of shares by any shareholder who owns, directly or indirectly, 10% or more of the outstanding shares of the Corporation or any of the Subsidiaries;

(k)

the Financial Statements, including the notes and the related auditors’ reports thereto, as applicable, in each case as incorporated by reference in the Prospectus, have been prepared in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”), applied on a basis consistent with prior periods (except as disclosed in such consolidated financial statements) and present fairly and correctly the consolidated financial position of the Corporation as at the dates thereof and the consolidated results of the operations and cash flows of the Corporation for the periods then ended and contain and reflect adequate provisions or allowance for all reasonably anticipated liabilities, expenses and losses of the Corporation and there has been no change in accounting policies or practices of the Corporation, since April 30, 2010, except as has been publicly disclosed in the Documents Incorporated by Reference;

(l)	there are no material liabilities of the Corporation whether direct, indirect, absolute, contingent or otherwise which are not disclosed or reflected in the Financial Statements;

(m)

all taxes (including income tax, capital tax, payroll taxes, employer health tax, workers’ compensation payments, property taxes, custom and land transfer taxes), duties, royalties, levies, imposts, assessments, deductions, charges or withholdings and all liabilities with respect thereto including any penalty and interest payable with respect thereto (collectively, “Taxes”) due and payable by the Corporation and the Subsidiaries have been paid, except where the failure to pay Taxes would not constitute an adverse material fact in respect of the Corporation or have a Material Adverse Effect on the Corporation or any of the Subsidiaries. All tax returns, declarations, remittances and filings required to be filed by the Corporation and the Subsidiaries have been filed with all appropriate Governmental Authorities and all such returns, declarations, remittances and filings are complete and accurate and no material fact or facts have been omitted therefrom which would make any of them misleading, except where the failure to file such documents would not constitute an adverse material fact in respect of the Corporation or have a Material Adverse Effect on the Corporation or any of the Subsidiaries. No examination of any tax return of the Corporation or any of the Subsidiaries is currently in progress and there are no issues or disputes outstanding with any Governmental Authority respecting any Taxes that have been paid, or may be payable, by the Corporation or any of the Subsidiaries, in any case, except where such examinations, issues or disputes would not constitute an adverse material fact in respect of the Corporation or have a Material Adverse Effect on the Corporation or any of the Subsidiaries;

(n)

the Corporation and, as applicable, the Subsidiaries have established on their books and records reserves that are adequate for the payment of all Taxes not yet due and payable and there are no liens for Taxes on the assets of the Corporation or the Subsidiaries, and, to the knowledge of the Corporation, there are no audits pending of the tax returns of the Corporation or the Subsidiaries (whether federal, state, provincial, local or foreign) and there are no claims which have been or may be asserted relating to any such tax returns, which audits and claims, if determined adversely, would result in the assertion by any governmental agency of any deficiency that would result in a Material Adverse Effect;

(o)

the Corporation’s Auditors, who audited the Financial Statements of the Corporation for the financial year ended April 30, 2010 and who provided their audit report thereon are independent in accordance with the auditors’ rules of professional conduct, are, to the Corporation’s knowledge, independent public accountants as required under applicable Securities Laws and there has never been a reportable event (within the meaning of National Instrument 51-102 – Continuous Disclosure Obligations) between the Corporation and the Corporation’s Auditors or, to the knowledge of the Corporation, any former auditors of the Corporation;

(p)

as at the Closing Date, except as disclosed in the Prospectus, neither the Corporation nor the Subsidiaries have any outstanding convertible securities and, except as disclosed in the Prospectus or pursuant to the Corporation’s share compensation plans, no person has any agreement or option or right or privilege capable of becoming an agreement for the purchase, subscription or issuance of any unissued shares, securities or warrants of the Corporation or any of the Subsidiaries;

(q)

there is not, in the articles or by-laws of the Corporation or of any of the Subsidiaries, or in any agreement, mortgage, note, debenture, indenture or other instrument or document to which the Corporation or any of the Subsidiaries is party, any restriction upon or impediment to the declaration or payment of dividends by the directors of the Corporation or the payment of dividends by the Corporation to its securityholders;

(r)

neither the Corporation nor any of the Subsidiaries is aware of any licensing or legislation, regulation, by-law or other lawful requirement of any governmental body having lawful jurisdiction over the Corporation or any of the Subsidiaries presently in force or to their collective knowledge, proposed to be brought into force that the Corporation anticipates it or any of the Subsidiaries will be unable to comply with, to the extent that compliance is necessary, which would reasonably be likely to result in a Material Adverse Effect on the Corporation or any of the Subsidiaries;

(s)	there is no agreement in force or effect which in any manner affects or will affect the voting or control of any of the securities of the Corporation or of any of the Subsidiaries;

(t)

none of the officers or employees of the Corporation or of any of the Subsidiaries, any person who owns, directly or indirectly, more than 10% of any class of securities of the Corporation or securities of any person exchangeable for more than 10% of any class of securities of the Corporation, or any associate or affiliate of any of the foregoing, had or has any material interest, direct or indirect, in any transaction or any proposed transaction (including, without limitation, any loan made to or by any such person) with the Corporation or any of the Subsidiaries which, as the case may be, materially affects, is material to or will materially affect the Corporation on a consolidated basis;

(u)

there are no actions, suits, judgments, investigations, inquiries or proceedings of any kind whatsoever outstanding, pending or, to the knowledge of the Corporation after due enquiry, threatened against or affecting the Corporation, any of the Subsidiaries or their respective directors or officers, at law or in equity or before or by any commission, board, bureau or agency of any kind whatsoever and, to the knowledge of the Corporation, there is no basis therefor and neither the Corporation nor any of the Subsidiaries is subject to any judgment, order, writ, injunction, decree, award, rule, policy or regulation of any Governmental Authority which, either separately or in the aggregate, may have a Material Adverse Effect on the Corporation or any of the Subsidiaries or would adversely affect the ability of the Corporation to perform its obligations under this Agreement;

(v)

no legal or governmental proceedings or inquiries are pending to which the Corporation or any of the Subsidiaries is a party or to which its property is subject that would result in the revocation or modification of any material certificate, authority, permit or licence necessary to conduct the business now owned or operated by the Corporation and the Subsidiaries which, if the subject of an unfavourable decision, ruling or finding would have a Material Adverse Effect on the Corporation or any of the Subsidiaries and, to the best of the Corporation’s knowledge, no such legal or governmental proceedings or inquiries have been threatened against or are contemplated with respect to the Corporation or any of the Subsidiaries;

(w)

no approval, authorization, consent or other order of, and no filing, registration or recording with, any Governmental Authority or other person is required of the Corporation in connection with the execution and delivery of or with the performance by the Corporation of this Agreement except: (i) those which have been obtained or those which may be required and shall be obtained prior to the Closing Time under applicable Securities Laws or the rules of the TSX, including in compliance with applicable Securities Laws with regard to the distribution of the Offered Units in the Qualifying Provinces, and (ii) such post-Closing notice filings with Securities Regulators and the TSX as may be required in connection with the Offering;

(x)

other than as disclosed to the Agents, none of the Corporation nor any of the Subsidiaries is in violation of its constating documents or in default of the performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, indenture, trust deed, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it or its property may be bound;

(y)

other than as disclosed to the Agents, none of the Corporation or any Subsidiary knows of any claim or the basis for any claim that might or could materially adversely affect the right of the Corporation or any Subsidiary to use or otherwise exploit any of the property or assets thereof and, except as disclosed in the Prospectus, none of the Corporation or any Subsidiary has any responsibility or obligation to pay any commission, royalty, licence fee or similar payment to any Person with respect to the property rights thereof;

(z)

the Corporation or a Subsidiary holds either freehold title, mining leases, mining claims or participating interests or other conventional property, proprietary or contractual interests or rights, recognized in the jurisdiction in which the Material Properties are located and in respect of the ore bodies and minerals located in properties in which the Corporation or a Subsidiary has an interest as described in the Prospectus under valid, subsisting and enforceable title documents or other recognized and enforceable agreements or instruments, sufficient to permit the Corporation or a Subsidiary to explore for the minerals relating thereto, other than as disclosed to the Agents;

(aa)

all such property, leases or claims that comprise the Material Properties and all property, leases or claims in which the Corporation or a Subsidiary has an interest or right have been validly located and recorded in accordance with all applicable laws and are valid and subsisting and, other than as disclosed to the Agents, the Corporation or a Subsidiary has all necessary surface rights, access rights and other necessary rights and interests relating to the properties in which the Corporation or a Subsidiary has an interest as described in the Prospectus granting the Corporation or a Subsidiary the right and ability to explore for minerals, ore and metals for development purposes as are appropriate in view of the rights and interest therein of the Corporation or a Subsidiary, with only such exceptions as do not materially interfere with the use made by the Corporation or a Subsidiary of the rights or interests so held and each of the proprietary interests or rights and each of the documents, agreements and instruments and obligations relating thereto referred to above is currently in good standing in all material respects in the name of the Corporation or a Subsidiary, other than as disclosed to the Agents;

(bb)

any and all of the material agreements and other documents and instruments pursuant to which the Corporation or any Subsidiary holds the property and assets thereof are valid and subsisting agreements, documents or instruments in full force and effect, enforceable in accordance with terms thereof, none of the Corporation or any Subsidiary is in default of any of the material provisions of any such agreements, documents or instruments nor has any such default been alleged, other than as disclosed to the Agents, and such properties and assets are in good standing under the applicable statutes and regulations of the jurisdictions in which they are situated, all leases, licences and claims pursuant to which the Corporation or any Subsidiary derive the interests thereof in such property and assets are in good standing and there has been no material default under any such lease, licence or claim and all taxes required to be paid with respect to such properties and assets to the date hereof have been paid. None of the properties or assets of the Corporation or any Subsidiary is subject to any right of first refusal, first offer, back-in, bump-up, purchase, acquisition or other similar right which is not disclosed in the Prospectus;

(cc)

the Corporation and the Subsidiaries are in material compliance with all applicable federal, provincial, state, municipal and local laws, statutes, ordinances, by-laws and regulations and orders, directives and decisions rendered by any ministry, department or administrative or regulatory agency, domestic or foreign (the “Environmental Laws”) relating to the protection of the environment, occupational health and safety or the processing, use, treatment, storage, disposal, discharge, transport or handling of any pollutants, contaminants, chemicals or industrial, toxic or hazardous wastes or substance (“Hazardous Substances”) except where such non-compliance would not have a Material Adverse Effect on the Corporation;

(i)

the Corporation and the Subsidiaries have, collectively, obtained all material licences, permits, approvals, consents, certificates, registrations and other authorizations under all applicable Environmental Laws (the “Environmental Permits”) necessary as at the date hereof for the operation of the businesses carried on as set forth in the Prospectus by the Corporation and the Subsidiaries and, to the best of the knowledge of the Corporation, no proceeding is pending or threatened to revoke or limit any Environmental Permit;

(ii)

neither the Corporation nor any of the Subsidiaries has used, except in material compliance with all Environmental Laws and Environmental Permits, any property or facility which it owns or leases or previously owned or leased, to generate, manufacture, process, distribute, use, treat, store, dispose of, transport or handle any Hazardous Substance;

(iii)

neither the Corporation nor any of the Subsidiaries have received any notice of, or been prosecuted for an offence alleging, non-compliance with any Environmental Law nor is the Corporation aware of any such notice which has been given to a prior occupant of the Material Properties which remains applicable to the Corporation, and neither the Corporation nor any of the Subsidiaries have settled any allegation of non-compliance short of prosecution, in respect of the Material Properties. There are no orders or directions relating to environmental matters requiring any material work, repairs, construction or capital expenditures to be made with respect to any of the assets of the Corporation or any of its Subsidiaries which are material to the Corporation, nor has the Corporation or any of its Subsidiaries received notice of any of the same; neither the Corporation nor any of the Subsidiaries has received any notice wherein it is alleged or stated that it is potentially responsible for a federal, provincial, state, municipal or local clean-up site or corrective action under any Environmental Laws and neither the Corporation nor any of the Subsidiaries has received any request for information in connection with any federal, state, municipal or local inquiries as to disposal sites;

(iv)

the Corporation and the Subsidiaries, taken as a whole, own, control or have legal rights, as described in the Prospectus to, through mining tenements of various types and descriptions, such rights, titles and interests as are materially necessary or appropriate to authorize and enable it to carry on the material mineral exploration and/or mining activities as currently being undertaken or contemplated and has obtained or, upon performance of all conditions precedent expect to be able to obtain, such rights, titles and interests as may be required to implement their plans on the Material Properties and are not in default of such rights, titles and interests, other than as disclosed to the Agents;

(v)	In relation to the Material Properties:

A.

The Corporation and its Subsidiaries know of no claim or basis for any claim, including a claim with respect to native rights, that might or could adversely affect the right thereof to use, transfer or otherwise exploit such property rights on its Material Properties and the Corporation and its Subsidiaries have no responsibility or obligation to pay any commission, royalty, licence fee or similar payment to any person with respect to the property rights thereof other than as described in the Prospectus;

B.

All assessments or other work required to be performed in relation to the material mining claims and/or concessions and the mining rights of the Corporation in order to maintain the Corporation’s interest therein, if any, have been performed to date and the Corporation and the Subsidiaries have complied in all material respects with all applicable governmental laws, regulations and policies in this connection as well as with regard to legal, contractual obligations to third parties in this connection except for any non-compliance which would not either individually or in the aggregate have a material adverse effect on the Corporation or the Subsidiaries. All such mining claims and mining rights in respect of the Material Properties are in good standing in all material respects as of the date of this Agreement;

C.

Any and all of the agreements and other documents and instruments pursuant to which the Corporation and the Subsidiaries hold the Material Properties and assets (including any interest in, or right to earn an interest in, the Material Properties), are valid and subsisting agreements, documents or instruments in full force and effect, enforceable in accordance with the terms thereof, the Corporation and its Subsidiaries are not in default of any of the material provisions of any such agreements, documents or instruments nor has any such default been alleged, other than as disclosed to the Agents and such Material Properties and assets are in good standing under the applicable statutes and regulations of the jurisdictions in which they are situated, and there has been no material default under any lease, licence or claim pursuant to which the Corporation or its Subsidiaries derives an interest in such Material Properties or assets and all taxes required to be paid with respect to such Material Properties and assets to the date hereof have been paid. The interests of the Corporation or its Subsidiaries in, or rights of the Corporation or its Subsidiaries to earn an interest in, the Material Properties are not subject to any right of first refusal or purchase or acquisition rights;

D.

All operations on the Material Properties of the Corporation and the Subsidiaries since acquisition of such Material Properties by the Subsidiaries have been conducted in all material respects in accordance with good mining and engineering practices and all applicable material workers’ compensation and health and safety and workplace laws, regulations and policies have been complied with in all material respects;

E.

In respect of the Material Properties, there are no environmental audits, evaluations, assessments, studies or tests relating to the Corporation or any of the Subsidiaries except for ongoing assessments conducted by or on behalf of the Corporation in the ordinary course; and

F.

The Corporation is in compliance in all material respects with the provisions of National Instrument 43-101 – Standards of Disclosure for Mineral Projects, and has filed all technical reports required thereby.

(dd)

any and all of the material agreements and other documents and instruments pursuant to which the Corporation and the Subsidiaries hold the property and assets thereof are valid and subsisting agreements, documents or instruments in full force and effect, enforceable in accordance with the terms thereof, neither the Corporation nor any of the Subsidiaries is in default of any of the material provisions of any such agreements, documents or instruments nor has any such default been alleged other than as disclosed to the Agents and such properties and assets are in good standing under the applicable statutes and regulations of the jurisdictions in which they are situated; and all material leases, licences and claims pursuant to which the Corporation or any of the Subsidiaries derives the interests thereof in such property and assets are in good standing and there has been no material default under any such lease, licence or claim. None of the properties (or any interest in, or right to earn an interest in, any property) of the Corporation or any of the Subsidiaries is subject to any right of first refusal or purchase or acquisition right;

(ee)

at the Closing Time, each of this Agreement, the Warrant Indenture, the Warrant Certificates and the Compensation Option Certificates shall have been duly authorized and executed and delivered by the Corporation and upon such execution and delivery each shall constitute a valid and legally binding obligation of the Corporation and each shall be enforceable against the Corporation in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought, and by the fact that rights to indemnity, contribution and waiver, and the ability to sever unenforceable terms, may be limited by applicable law;

(ff)

the Corporation has full corporate power and authority to enter into this Agreement, the Warrant Indenture, the Warrant Certificates and the Compensation Option Certificates, to do all acts and things and execute and deliver all documents as are required hereunder and thereunder to be done, observed, performed or executed and delivered by it in accordance with the terms hereof and thereof; all necessary corporate action has been taken by the Corporation to carry out its obligations hereunder and to validly create, allot and authorize the issuance and sale of the Unit Shares, the Warrants and the Compensation Options, and upon the due exercise of the Warrants in accordance with the provisions thereof, the Warrant Shares will be validly issued as fully paid and non-assessable Common Shares and, upon the due exercise of the Compensation Options in accordance with the provisions thereof, the Unit Shares issuable in connection therewith will be validly issued as fully paid and non-assessable Common Shares;

(gg)

the Common Shares are listed and posted for trading on the TSX and all necessary notices and filings have been made with and all necessary consents, approvals and authorizations have been obtained by the Corporation from the TSX to ensure that, subject to fulfilling the Standard Listing Conditions, the Unit Shares, the Warrant Shares issuable upon exercise of the Warrants (including for greater certainty, any Warrant Shares issuable upon exercise of the Warrants issuable upon exercise of the Compensation Options) and the Unit Shares issuable upon exercise of the Compensation Options will be listed and posted for trading on the TSX upon their issuance and no order, ruling or determination having the effect of suspending the sale or ceasing the trading in any securities of the Corporation has been issued by any regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or, to the knowledge of the Corporation, are pending, contemplated or threatened by any regulatory authority;

(hh)

the Corporation has made application to list the Warrants on the TSX and, as at the Closing Time, the Warrants will be listed and posted for trading on the TSX. subject to fulfilling the Standard Listing Conditions.

(ii)

the authorized capital of the Corporation consists of an unlimited number of Common Shares, of which, as at the close of business on December 12, 2010, 32,904,600 Common Shares were issued and outstanding as fully paid and non-assessable shares in the capital of the Corporation;

(jj)	neither the Corporation nor any of the Subsidiaries has made any loans to or guaranteed the obligations of any person other than inter-corporate loans;

(kk)

the assets of the Corporation and the Subsidiaries and their business and operations are insured against loss or damage with responsible insurers on a basis consistent with insurance obtained by reasonably prudent participants in comparable businesses in comparable circumstances, and such coverage is in full force and effect, and the Corporation has not failed to promptly give any notice of any material claim thereunder;

(ll)	Valiant Trust Company, at its principal offices in the City of Toronto, has been duly appointed as registrar and transfer agent for the Common Shares;

(mm)

the minute books and records of the Corporation and the Subsidiaries made available to counsel for the Agents in connection with its due diligence investigation of the Corporation are all of the minute books and records of the Corporation and the Subsidiaries, respectively, and contain copies of all material proceedings (or certified copies thereof or drafts thereof pending approval) of the shareholders, the directors and all committees of directors of the Corporation and the Subsidiaries to the date of review of such corporate records and minute books and there have been no other meetings, resolutions or proceedings of the shareholders, directors or any committees of the directors of the Corporation or any Subsidiary to the date hereof not reflected in such minute books and other records, other than those which are not material to the Corporation or the Subsidiaries, as the case may be;

(nn)

there has not been and there is not currently any labour disruption, grievance, arbitration proceeding or other conflict between the Corporation (or any predecessor to the Corporation) and the employees of the Corporation which could reasonably be expected to have a Material Adverse Effect on the Corporation or any of the Subsidiaries;

(oo)

the Corporation and the Subsidiaries are in compliance in all material respects with all laws respecting employment and employment practices, terms and conditions of employment, pay equity and wages, and there are no outstanding, threatened or to the knowledge of the Corporation, pending proceedings, actions, complaints or orders, respecting employment and employment practices, terms and conditions of employment, pay equity, labour relations, workers compensation, workplace safety, human rights and wages, there is no labour strike, dispute, slowdown, stoppage, complaint or grievance pending or, to the best of the knowledge of the Corporation, threatened against the Corporation or any Subsidiary and no employee has any agreement as to the length of notice required to terminate this or her employment with the Corporation or any Subsidiary in excess of twelve months or equivalent compensation;

(pp)

no union has been accredited or otherwise designated to represent any employees of the Corporation or any of the Subsidiaries and, to the knowledge of the Corporation, no accreditation request or other representation question is pending with respect to the employees of the Corporation or any of the Subsidiaries and no collective agreement or collective bargaining agreement or modification thereof has expired or is in effect in any of the Corporation’s facilities and none is currently being negotiated by the Corporation or any of the Subsidiaries;

(qq)

the Prospectus discloses, to the extent required by applicable Securities Laws, each material plan for retirement, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, legal benefits, unemployment benefits, vacation, incentive or otherwise contributed to, or required to be contributed to, by the Corporation for the benefit of any current or former director, officer, employee or consultant of the Corporation (the “Employee Plans”), each of which has been maintained in all material respects with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Employee Plans;

(rr)

the Corporation maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with Canadian GAAP and to maintain accountability for assets; and (C) the recorded accountability for assets of the Corporation and the Subsidiaries is compared with the existing assets of the Corporation and the Subsidiaries at reasonable intervals and appropriate action is taken with respect to any differences therein;

(ss)

upon satisfaction of the Standard Listing Conditions on the Closing Date, the Offered Units will be qualified investments under the Income Tax Act (Canada) and the regulations thereunder for trusts governed by registered retirement savings plans, registered retirement income funds, deferred profit sharing plans, registered education savings plans, registered disability savings plans and tax-free savings accounts;

(tt)

all information which has been prepared by the Corporation relating to the Corporation, the Subsidiaries and the business, property and liabilities thereof and either publicly disclosed, provided or made available to the Agents, including the Prospectus and all financial, marketing, sales and operational information provided to the Agents is, as of the date of such information, true and correct in all material respects, taken as whole, and no fact or facts have been omitted therefrom which would make such information materially misleading and the Corporation has not withheld and will not withhold from the Agents prior to the Closing Time, any material facts relating to the Corporation, the Subsidiaries or the Offering;

(uu)

the Corporation has not completed any “significant acquisition” nor is it proposing any “probable acquisitions” (as such terms are used in National Instrument 44-101 – Short Form Prospectus Offerings of the Canadian Securities Administrators) that would require the inclusion of any additional financial statements or pro forma financial statements in the Prospectus pursuant to applicable Securities Laws;

(vv)

the Corporation is eligible to file a short form prospectus in each of the Qualifying Provinces pursuant to applicable Securities Laws and on the date of and upon filing of the Final Prospectus there will be no documents required to be filed under applicable Securities Laws in connection with the Offering that will not have been filed as required;

(ww)

to the knowledge of the Corporation, none of the Corporation, its officers or directors is aware of any circumstances presently existing under which liability is or could reasonably be expected to be incurred under Part XXIII – Civil Liability for Secondary Market Disclosure of the Securities Act; and

(xx)

other than the Agents, there is no person acting or purporting to act at the request or on behalf of the Corporation that is entitled to any brokerage or finder’s fee in connection with the transactions contemplated by this Agreement.

9.	Closing Deliveries

The purchase and sale of the Offered Units shall be completed at the Closing Time at the offices of Cassels Brock & Blackwell LLP in Toronto, Ontario, or at such other place as the Lead Agent and the Corporation may agree. At or prior to the Closing Time, the Corporation shall duly and validly cause the Unit Shares and Warrants comprising the Offered Units to be issued as directed by the Agents and registered in such name or names as the Agents may notify the Corporation in writing not less than 48 hours prior to the Closing Time (provided that any Unit Shares and Warrants sold to, or for the account or benefit of, persons in the United States or U.S. Persons pursuant to Schedule “A” shall be individually certificated), against payment by the Agents to the Corporation, at the direction of the Corporation, in lawful money of Canada by wire transfer or, if permitted by applicable law, by certified cheque or bank draft, payable at par in the City of Toronto, Ontario, of an amount equal to the aggregate purchase price for the Offered Units being issued and sold hereunder less the applicable Commission and all of the estimated expenses of the Agents payable by the Corporation to the Agents in accordance with section 18 hereof.

10.	Conditions of Closing

The following are conditions precedent to the obligations of the Agents to complete the Closing and of the Purchasers to purchase the Offered Units at the Closing Time, which conditions the Corporation covenants and agrees to use its commercially reasonable best efforts to fulfil within the time set out herein therefor, and which conditions may be waived in writing in whole or in part by the Agents:

(a)

the Corporation shall have delivered or caused to be delivered favourable legal opinions addressed to the Agents and their legal counsel dated the Closing Date from Cassels Brock & Blackwell LLP, counsel for the Corporation, as to such matters as the Agents may reasonably request, acceptable to the Agents, subject to usual or customary assumptions, limitations and qualifications and to include the following matters:

(i)

the Corporation is a “reporting issuer”, or its equivalent, in each of the Qualifying Provinces where Purchasers are resident and it is not on the list of defaulting reporting issuers maintained by the Canadian Securities Regulators;

(ii)

the Corporation is a corporation existing under the laws of its jurisdiction of incorporation and has all requisite corporate power to carry on its business as now conducted and to own, lease and operate its property and assets;

	(iii)	the authorized and issued and outstanding share capital of the Corporation;

(iv)

the Corporation has all necessary corporate capacity, power and authority: (A) to execute and deliver this Agreement, the Warrant Indenture, the Warrant Certificates and the Compensation Option Certificates and to perform its obligations hereunder and thereunder; (B) to create, issue and sell the Unit Shares and the Warrants (including, for greater certainty, any Unit Shares or Warrants issuable upon exercise of the Compensation Options); and (C) to issue the Warrant Shares issuable upon exercise of the Warrants in accordance with their terms;

(v)

all necessary corporate action has been taken by the Corporation to authorize the execution and delivery of each of the Preliminary Prospectus, the Final Prospectus and any Supplementary Material and the filing thereof with the Canadian Securities Regulators;

	(vi)	upon the payment therefor, the Unit Shares forming part of the Offered Units will have been validly issued as fully paid and non-assessable Common Shares;

	(vii)	the Warrants (including, for greater certainty, any Warrants issuable upon exercise of the Compensation Options) have been validly created;

(viii)

the Warrant Shares issuable upon the exercise of the Warrants (including, for greater certainty, any Warrants issuable upon exercise of the Compensation Options) have been authorized and allotted for issuance and, upon the exercise of the Warrants in accordance with the provisions thereof, such Warrant Shares will be validly issued as fully paid and non-assessable Common Shares;

(ix)	the Compensation Options have been validly created;

(x)

the Unit Shares issuable upon the exercise of the Compensation Options have been authorized and allotted for issuance and, upon the exercise of the Compensation Options in accordance with the provisions thereof, such Unit Shares will be validly issued as fully paid and non-assessable Common Shares;

(xi)

all necessary corporate action has been taken by the Corporation to authorize the execution and delivery of this Agreement, the Warrant Indenture, the Warrant Certificates and the Compensation Option Certificates and the performance of its obligations hereunder and thereunder and this Agreement, the Warrant Indenture, the Warrant Certificates and the Compensation Option Certificates have been executed and delivered by the Corporation and constitute legal, valid and binding obligations of the Corporation enforceable against it in accordance with their terms, subject to bankruptcy, insolvency and other laws affecting the rights of creditors generally and subject to such other standard assumptions and qualifications including the qualifications that equitable remedies may be granted in the discretion of a court of competent jurisdiction and that enforcement of rights to indemnity, contribution and waiver of contribution may be limited by applicable law;

(xii)

the rights, privileges, restrictions and conditions attaching to the Unit Shares and the Warrants (including, for greater certainty, any Unit Shares or Warrants issuable pursuant to the Compensation Options) are accurately summarized in all material respects in the Final Prospectus;

(xiii)

all necessary documents have been filed, all requisite proceedings have been taken and all approvals, permits and consents of the appropriate regulatory authority in each of the Qualifying Provinces have been obtained by the Corporation to qualify the distribution to the public of the Offered Units and the grant, issuance and delivery of the Compensation Options to the Agent in each of the Qualifying Provinces through persons who are registered under applicable Securities Laws and who have complied with the relevant provisions of applicable Securities Laws;

(xiv)

the issue by the Corporation of the Warrant Shares to be issued upon exercise of the Warrants and the Unit Shares and Warrants comprising Compensation Units to be issued upon exercise of the Compensation Options are exempt from, or are not subject to, the prospectus and registration requirements of the Securities Laws of the Qualifying Provinces and no prospectus or other documents are required to be filed, proceedings taken, or approvals, permits, consents or authorizations obtained by the Corporation under the Securities Laws of the Qualifying Provinces in respect of such distribution;

(xv)

the first trade in, or resale of, the Warrant Shares to be issued upon exercise of the Warrants (including, for greater certainty, any Warrants issued upon the exercise of the Compensation Units) and the Unit Shares issuable upon exercise of the Compensation Options is exempt from, or is not subject to, the prospectus requirements of the Securities Laws of the Qualifying Provinces and no prospectus or other documents are required to be filed, proceedings taken, or approvals, permits, consents or authorizations obtained under such Securities Laws in respect of such trade;

(xvi)

subject only to the Standard Listing Conditions, the Unit Shares and the Warrant Shares (including, for greater certainty, any Unit Shares or Warrant Shares issuable upon exercise of the Compensation Units) have been conditionally approved for listing on the TSX;

(xvii)

the execution and delivery of this Agreement, the Warrant Indenture, the Warrant Certificates and the Compensation Option Certificates, the fulfilment of the terms hereof and thereof by the Corporation and the issuance, sale and delivery of the Offered Units to be issued and sold by the Corporation at the Closing Time and the issuance of the Compensation Options, the Compensation Units and the Warrant Shares, do not and will not create a state of facts which, after notice or lapse of time or both, will result in a breach of, and do not and will not conflict with: (A) the provisions of any law, statute, rule or regulation to which the Corporation is subject; or (B) the constating documents of the Corporation;

(xviii)	the Transfer Agent has been duly appointed as the transfer agent and registrar for the Common Shares; and

(xix)

subject to the assumptions, qualifications, limitations and restrictions set out therein, the statements under the heading in the Prospectus “Eligibility for Investment” are accurate in all material respects.

In connection with such opinions, counsel to the Corporation may rely on the opinions of local counsel in the Qualifying Provinces acceptable to counsel to the Agents, acting reasonably, as to certain corporate and securities matters relating to the Corporation and as to the qualification for distribution of the Offered Units and the Compensation Options or opinions may be given directly by local counsel of the Corporation with respect to those items and as to other matters governed by the laws of jurisdictions other than the province in which they are qualified to practise and may rely, to the extent appropriate in the circumstances, as to matters of fact on certificates of officers of the Corporation and others;

(b)

if any Offered Units are sold by the Agents, a Selling Firm or any affiliate of the Agents or a Selling Firm to, or for the account or benefit of, persons in the United States or U.S. Persons, the Corporation shall cause a favourable legal opinion to be delivered by its United States counsel, Troutman Sanders LLP, to the Agents, such opinion to be subject to such qualifications and assumptions as the Agents may agree, acting reasonably, to the effect that no registration of the Offered Units will be required under the U.S. Securities Act in connection with the offering of the Offered Units for sale to, or for the account or benefit of, persons in the United States or U.S. Persons;

(c)

the Agents shall have received a favourable legal opinion addressed to the Agents and the Agents’ counsel as to the title to the Priority Nevada Properties, dated as of the Closing Date, in form and substance satisfactory to the Agent and their counsel, acting reasonably;

(d)

the Corporation will have caused a favourable legal opinion to be delivered by local counsel in the jurisdiction of incorporation of each Subsidiary addressed to the Agents, in form and substance satisfactory to the Agents, acting reasonably, and with respect to the following matters:

	(i)	the incorporation and existence of the Subsidiary under the laws of its jurisdiction of incorporation;

(ii)

as to the authorized share capital of the Subsidiary, as to the issued and outstanding share capital of the Subsidiary and all of the issued and outstanding shares of the Subsidiary are registered, directly or indirectly, in the name of the Corporation; and

(iii)

that the Subsidiary has all requisite corporate capacity power and authority under the laws of its jurisdiction of incorporation to carry on its business as presently carried on and to own lease and operate its properties and assets;

(e)

the Corporation shall cause the Corporation’s Auditors to deliver to the Agents a comfort letter, dated as of the Closing Date, in form and substance satisfactory to the Agents, acting reasonably, bringing forward to a date not more than two Business Days prior to the Closing Date the information contained in the comfort letter referred to in subsection 5(a)(iv) hereof;

(f)

the Agents shall have received a certificate, dated as of the Closing Date, signed by the Chief Executive Officer and Chief Financial Officer of the Corporation, or such other officer(s) of the Corporation as the Agents may agree, certifying for and on behalf of the Corporation and without personal liability, to the best of the knowledge, information and belief of the persons so signing, with respect to: (i) the articles and by-laws of the Corporation; (ii) the resolutions of the Corporation’s board of directors relevant to the issue and sale of the Offered Units to be issued and sold by the Corporation and the authorization of the other agreements and transactions contemplated herein; and (iii) the incumbency and signatures of signing officers of the Corporation;

(g)

the Agents shall have received a certificate, dated as of the Closing Date, signed by the Chief Executive Officer and Chief Financial Officer of the Corporation, or such other officers of the Corporation as the Agents may agree, certifying for and on behalf of the Corporation and without personal liability, to the best of the knowledge, information and belief of the persons so signing, after having made due enquiry and after having carefully examined the Final Prospectus and any Supplementary Material, that:

(i)

since the respective dates as of which information is given in the Final Prospectus (A) there has been no material change (actual, anticipated, contemplated or threatened, whether financial or otherwise) in the business, affairs, operations, assets, liabilities (contingent or otherwise), prospects or capital of the Corporation on a consolidated basis, and (B) no transaction has been entered into by either the Corporation or any of the Subsidiaries which is material to the Corporation on a consolidated basis, other than as disclosed in the Final Prospectus or the Supplementary Material, as the case may be;

(ii)

there has been no change in any material fact (which includes the disclosure of any previously undisclosed material fact) contained in the Final Prospectus which fact or change is, or may be, of such a nature as to render any statement in the Final Prospectus misleading or untrue in any material respect or which would result in a misrepresentation in the Final Prospectus or which would result in the Final Prospectus not complying with applicable Canadian Securities Laws;

(iii)	the Corporation has complied with all the covenants and satisfied all the terms and conditions of this Agreement on its part to be complied with and satisfied at or prior to the Closing Time;

(iv)

the representations and warranties of the Corporation contained herein are true and correct as at the Closing Time, with the same force and effect as if made on and as at the Closing Time after giving effect to the transactions contemplated hereby; and

(v)

receipts or decision documents have been issued by the Canadian Securities Regulators for the Final Prospectus and no order, ruling or determination having the effect of ceasing the trading or suspending the sale of the Common Shares or any other securities of the Corporation has been issued by any regulatory authority and is continuing in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of such officers, contemplated or threatened under any Securities Laws or by any regulatory authority;

(h)

the Agents shall have received copies of correspondence indicating that the Corporation has obtained all necessary approvals for the Unit Shares, the Warrants and the Warrant Shares (including, for greater certainty, any Unit Shares or Warrant Shares issuable upon exercise of the Compensation Units) to be conditionally listed on the TSX, subject only to the Standard Listing Conditions;

(i)	the Agents shall have received a certificate from the Transfer Agent as to the number of Common Shares issued and outstanding as at the date immediately prior to the Closing Date;

(j)

the Agents shall have received a certificate of status or the equivalent in respect of the Corporation and each Subsidiary issued by the appropriate regulatory authority in each jurisdiction in which the Corporation and such Subsidiary are incorporated;

(k)

the Agents shall have received a copy of the Reporting Issuer List or the Defaulting Issuer List, as the case may be, for each of the Qualifying Provinces which such lists are available confirming that the Corporation is a reporting issuer not in default of applicable Securities Laws; and

(l)

the Agents shall have completed and be satisfied, in their sole discretion, with the results of their due diligence investigations regarding the Corporation, its business, operations and financial condition and market conditions at the Closing Time.

11.	Restrictions on Further Issues or Sales

The Corporation shall not issue any further securities, or agree to do so, at any time for a period of 90 days following the Closing Date without the prior consent of the Agents, save and except (i) as contemplated by this Agreement, (ii) pursuant to the grant or exercise of stock options and other similar issuances pursuant to the existing share incentive plan of the Corporation and other existing share compensation arrangements, or (iii) upon the exercise of the currently outstanding convertible securities.

12.	All Terms to be Conditions

The Corporation agrees that the conditions contained in section 10 will be complied with insofar as the same relate to acts to be performed or caused to be performed by the Corporation and that it will use its commercially reasonable best efforts to cause all such conditions to be complied with. Any breach or failure to comply with any of the conditions set out in section 10 shall entitle the Agents (or any of them) to terminate their obligation to arrange for the sale of the Offered Units, by written notice to that effect given to the Corporation at or prior to the Closing Time. It is understood that the Agents may waive, in whole or in part, or extend the time for compliance with, any of such terms and conditions without prejudice to the rights of the Agents in respect of any such terms and conditions or any other or subsequent breach or non-compliance, provided that to be binding on the Agents any such waiver or extension must be in writing.

13.	Termination Events

Each of the Agents shall be entitled, at its sole option, to terminate and cancel, without any liability on the part of such Agent, all of its obligation under this Agreement and the obligations of any Purchaser in relation to the Offering, by written notice to that effect given to the Corporation at or prior to the Closing Time, if:

(a)

there is, in the sole opinion of such Agent, acting reasonably, a material change or change in a material fact or new material fact or an undisclosed material fact or material change which might be expected to have an adverse effect on the condition (financial or otherwise), property, assets, operations, business, affairs or profitability of the Corporation or on the market price or value of the Common Shares or any other securities of the Corporation;

(b)

any inquiry, action, suit, proceeding or investigation (whether formal or informal) in relation to the Corporation or any of the directors, officers or principal shareholders of the Corporation (including matters of regulatory transgression or unlawful conduct), is commenced, announced or threatened or any order made by any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality including, without limitation, the TSX or any securities regulatory authority, or any law or regulation is enacted or changed which in the opinion of such Agent, acting reasonably, operates to prevent or restrict the trading of the Offered Units or any other securities of the Corporation or materially and adversely affects or will materially and adversely affect the market price or value of the Common Shares or any other securities of the Corporation;

(c)

there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence (including acts of terrorism) or any new law or regulation or a change thereof which in the reasonable opinion of such Agent seriously adversely affects, or involves, or will, or could reasonably be expected to, seriously adversely affect, or involve, the financial markets or the business, operations or affairs of the Corporation and its Subsidiaries taken as a whole;

(d)

the state of the national or international financial markets is such that, in the sole opinion of such Agent, acting reasonably, it would be unprofitable to offer or continue to offer for sale the Offered Units;

(e)	the Agents are not satisfied, in their sole discretion, with the results of their due diligence investigation of the Corporation;

(f)	any order to cease or suspend trading in any securities of the Corporation is made, threatened or announced by any securities regulatory authority; or

(g)

the Corporation is in material breach of any term, condition, covenant or agreement contained in this Agreement or any representation or warranty given by the Corporation in this Agreement is or becomes untrue, false or misleading.

14.	Exercise of Termination Right

If this Agreement is terminated by any of the Agents pursuant to section 13, there shall be no further liability on the part of such Agent or of the Corporation to such Agent, except in respect of any liability which may have arisen or may thereafter arise under sections 17 and 18. The right of the Agents (or any of them) to terminate their obligations under this Agreement is in addition to such other remedies as they may have in respect of any default, act or failure to act of the Corporation in respect of any of the matters contemplated by this Agreement.

15.	Over-Allotment Option

(a)

The Corporation hereby grants to the Agents the Over-Allotment Option to purchase the Additional Units, for the purpose of covering over-allotments, if any, or for market stabilization purposes. The Over-Allotment Option is exercisable, in whole or in part, at any time or times on or before 5:00 p.m. (Toronto time) on the date which is 30 days following the Closing Date at a price per Additional Unit equal to the Issue Price. For greater certainty, the Agents shall be paid the Commission and shall be issued Compensation Options in respect of the issue and sale of any Additional Units purchased pursuant to the exercise of the Over-Allotment Option.

(b)

The Lead Agent, on its own behalf and on behalf of the Agents, may exercise the Over-Allotment Option in whole or in part during the currency thereof by delivering written notice to the Corporation (the “Over-Allotment Notice”) specifying the number of Additional Units and/or Additional Unit Shares and/or Additional Warrants to be issued and sold. If the Agents exercise the Over-Allotment Option, the Agents shall on the Closing Date for the Over-Allotment Option (the “Over- Allotment Closing Date”), which shall be a date that is not less than two Business Days and not more than five Business Days after the date of the Over-Allotment Notice (such day to be specified by the Agents in their sole discretion), pay to the Corporation the aggregate purchase price for the Additional Units and/or Additional Unit Shares and/or Additional Warrants by wire transfer, certified cheque or bank draft in Canadian currency payable at par in Toronto, Ontario against delivery of one or more certificates in definitive form representing the Additional Units, registered as the Agents direct. Such Over-Allotment Closing Date may be the same as the Closing Date, but not later than 30 days following the Closing Date. The applicable terms, conditions and provisions of this Agreement (including, without limitation, the provisions of section 10 relating to closing deliveries) shall apply mutatis mutandis to the Closing of the issuance of any Additional Units and/or Additional Unit Shares and/or Additional Warrants pursuant to any exercise of the Over-Allotment Option.

(c)

In the event the Corporation shall subdivide, consolidate, reclassify or otherwise exchange its Common Shares during the period in which the Over-Allotment Option is exercisable, appropriate adjustments will be made to the exercise price of the Over- Allotment Option and to the number of Additional Units and/or Additional Unit Shares and/or Additional Warrants issuable on exercise thereof such that the Agents are entitled to offer for sale the same number and type of securities that the Agents would otherwise have been entitled to offer for sale had they exercised such Over- Allotment Option immediately prior to such subdivision, consolidation, reclassification or change.

16.	Survival of Representations and Warranties

All terms, warranties, representations, covenants and agreements herein contained or contained in any documents delivered pursuant to this Agreement and in connection with the transactions herein contemplated shall survive the purchase and sale of the Offered Units and will continue in full force and effect for the benefit of the Agents, the Purchasers and/or the Corporation, as the case may be, in accordance with applicable law, regardless of any subsequent disposition of the Offered Units or any investigation by or on behalf of the Agents with respect thereto for a period of 2 years from the Closing Date. The Agents will be entitled to rely on the representations and warranties of the Corporation contained in this Agreement or delivered pursuant to this Agreement notwithstanding any investigation which the Agents may undertake or which may be undertaken on the Agents’ behalf.

17.	Indemnity and Contribution

(a)

The Corporation (the “Indemnitor”) hereby agrees to indemnify and save harmless each of the Agents and their respective affiliates, shareholders, directors, officers, employees and agents (collectively the “Indemnified Parties”) from and against all actual or threatened claims, actions, suits, investigations and proceedings (collectively “Proceedings”) and all losses (other than loss of profits), expenses, fees, damages, obligations, payment and liabilities (collectively “Liabilities”), including without limitation all statutory duties and obligations, all amounts paid to settle any action or to satisfy any judgment or award and all legal fees and disbursements actually incurred, which now or any time hereafter exist by reason of any event, act or omission in any way connected, directly or indirectly, with:

(i)

any misrepresentation or untrue statement or alleged misrepresentation or alleged untrue statement, except a misrepresentation or untrue statement relating solely to the Agents, contained in any information, data, opinion, advice, representation or statement provided or made to the Agents by or on behalf of the Indemnitor or any public document filed with any regulatory authority (including, without limitation, in a prospectus filed in connection with the Offering contemplated hereby) or otherwise disseminated by or on behalf of the Indemnitor, or in any amendment or supplement thereto;

(ii)	any breach by the Indemnitor of any term of or any representation or warranty in this Agreement or of any agreement or instrument relating to the transactions contemplated by this Agreement;

(iii)

any breach or violation or any alleged breach or violation of any applicable law or statue or any rule, regulation, policy, order or ruling made thereunder, whether in force in Canada or elsewhere, resulting from any action taken or omitted to be taken by the Indemnitor or any of its directors, officers, agents or employees, as the case may be;

(iv)

any order made or any inquiry, investigation or other proceeding announced, instituted or threatened by any securities or other regulatory authority or stock exchange, preventing, prohibiting, restricting or making impractical the completion of the transactions contemplated by this Agreement including, without limitation, the trading in any of the Qualifying Provinces in, or distribution to the public in any of the Qualifying Provinces of, any of the securities of the Indemnitor being offered under this Agreement; or

(v)	otherwise in connection with the Agents’ participation in and acting as Agents in respect of the Offering,

provided that, in the event and to the extent that a court of competent jurisdiction in a final judgment from which no appeal can be made or a regulatory authority in a final ruling from which no appeal can be made shall determine that such Proceedings or Liabilities resulted from the gross negligence, fraud or wilful misconduct of the Indemnified Party claiming indemnity, or any of the Agents or their respective employees, directors, officers, or representatives, or from a breach by such an Indemnified Party, or any of the Agents or their respective employees, directors, officers, or representatives, of this Agreement, this indemnity shall not apply.

(b)

The Indemnitor waives any right it may have of first requiring an Indemnified Party to proceed against or enforce any other right, power, remedy or security or to claim payment from any other person before claiming under this indemnity. It is not necessary for an Indemnified Party to incur expense or make payment before enforcing such indemnity.

(c)

If any Proceeding is brought, instituted or threatened in respect of any Indemnified Party which may result in a claim for indemnification under this Agreement, such Indemnified Party shall promptly after receiving notice thereof notify the Indemnitor, in writing, and the Indemnitor shall be entitled (but not required) to assume conduct of the defence thereof and retain counsel on behalf of the Indemnified Party who is reasonably satisfactory to the Indemnified Party, to represent the Indemnified Party in such Proceeding and the Indemnitor shall pay the fees and disbursements of such counsel and all other expense of the Indemnified Party relating to such Proceeding as incurred. Failure to so notify the Indemnitor shall not relieve the Indemnitor from liability except and only to the extent that the failure materially prejudices the Indemnitor. If the Indemnitor assumes conduct of the defence for an Indemnified Party, the Indemnified Party shall fully cooperate in the defence including without limitation the provision of documents, appropriate officers and employees to give witness statements, attend examinations for discovery, make affidavits, meet with counsel, testify and divulge all information reasonably required to defend or prosecute the Proceedings.

(d)

In any such Proceeding the Indemnified Party shall have the right to employ separate counsel and to participate in the defence thereof but the fees and disbursements of such counsel shall be at its expense unless:

(i)

the Indemnified Party reasonably determines that there are legal defences available to the Indemnified Party that are different from or in addition to those available to the Indemnitor or that a conflict of interest exists which makes representation by counsel chosen by the Indemnitor not advisable;

(ii)

the Indemnitor has not assumed the defence of the Proceeding and employed counsel therefor reasonably satisfactory to the Indemnified Party within a reasonable period of time after receiving notice thereof; or

	(iii)	employment of such other counsel has been authorized by the Indemnitor;

in which event the fees and disbursements of such counsel shall be paid by the Indemnitor, provided that the Indemnitor shall only be responsible for the fees of a single counsel for all Indemnified Parties in such circumstance.

(e)

No admission of liability and no settlement of any Proceeding shall be made without the consent of the Indemnified Parties affected, such consent not to be unreasonably withheld. No admission of liability shall be made by an Indemnified Party without the consent of the Indemnitor and the Indemnitor shall not be liable for any settlement of any Proceeding made without its consent.

(f)

In order to provide for just and equitable contribution in circumstances in which this indemnity would otherwise be available in accordance with its terms but is, for any reason not solely attributable to any one or more of the Indemnified Parties, held to be unavailable to or unenforceable by the Indemnified Parties or enforceable otherwise than in accordance with its terms, the Indemnified Parties affected and the Indemnitor shall contribute to the aggregate of the Liabilities incurred by all of such Indemnified Parties in proportions such that such Indemnified Parties shall be collectively responsible for the portion represented by the percentage that the total fee actually received by the Agents under this Agreement bears to the total net proceeds to the Indemnitor of the securities offered under this Agreement and the Indemnitor shall be responsible for the balance, whether or not any Proceedings have been instituted against it, provided that the Indemnified Parties shall not in any event be liable to contribute, in the aggregate, any amount in excess of the amount of such fee actually received by the Agents.

(g)

The rights to contribution provided in paragraph (f) above shall be in addition to and not in derogation of any other right to contribution which the Indemnified Parties may have by statute or otherwise at law or in equity. The Indemnitor waives all rights of contribution that it may have against any Indemnified Party relating to any Liability in respect of which the Indemnitor has agreed to indemnify the Indemnified Parties hereunder.

(h)

Each of the Agents shall act as trustee for its affiliates, shareholders, directors, officers, employees and agents of the covenants of the Indemnitor described herein with respect to such persons and accepts the trust and shall hold and enforce the covenants on behalf of such persons.

(i)

If any Proceeding is brought in connection with the transactions contemplated by this Agreement and any of the Agents is required to testify in connection therewith or is required to respond to procedures designed to discover information relating thereto, it will have the right to employ its own counsel in connection therewith, and the fees and disbursements of such counsel in connection therewith as well as its reasonable fees at the normal per diem rate for its directors, officers, employees and agents involved in preparation for and attendance at such proceedings or in so responding and any other reasonable costs and out-of-pocket expenses incurred by it in connection therewith will be paid by the Indemnitor as they are incurred.

(j)

The obligations under this indemnity shall apply whether or not the transactions contemplated by this Agreement are completed and shall survive the completion of the transactions contemplated under this Agreement and the termination of this Agreement.

18.	Expenses

The Corporation shall pay all expenses and fees in connection with the Offering contemplated by this Agreement, including, without limitation, all expenses of or incidental to the creation, issue, sale or distribution of the Offered Units and all expenses of or incidental to all other matters in connection with the transaction set out in this Agreement, including, without limitation, the fees and expenses payable in connection with the qualification of the Offered Units for distribution, the fees and expenses of the Corporation’s counsel and of local counsel to the Corporation and/or the Subsidiaries, the reasonable fees and expenses of the Corporation’s Auditors and the transfer agent for the Common Shares, all costs incurred in connection with the preparation and printing of the Offering Documents and certificates representing the Unit Shares, Warrants and Compensation Options, all reasonable expenses and fees and applicable taxes thereon incurred by the Agents and their counsel (such fees of counsel not to exceed $100,000 before taxes and disbursements), whether or not the Offering is completed.

19.	Agency Percentages and Agents’ Authority

19.1

The Corporation shall be entitled to and shall act on any notice, request, direction, consent, waiver, extension and other communication given or agreement entered into by or on behalf of the Agents by the Lead Agent and the Lead Agent shall represent the Agents and have authority to bind the Agents hereunder. In all cases, the Lead Agent shall use its best efforts to consult with the other Agents prior to taking any action contemplated herein.

19.2	The sale of the Offered Units in connection with the Offering shall be allocated as to the following percentages:

RBC Dominion Securities Inc.	75%
MGI Securities Inc.	25%

20.	Notices

Unless otherwise expressly provided in this Agreement, any notice or other communication to be given under this Agreement (a “notice”) shall be in writing addressed as follows:

(a)	If to the Corporation, to:

Bridgeport Ventures Inc.
36 Toronto Street
Suite 1000
Toronto, Ontario M5C 2C5
Fax:	(416) 350-3510
Attention:	Shastri Ramnath, President & CEO

with a copy (but not as notice) to:

Cassels Brock & Blackwell LLP
2100 Scotia Plaza
40 King Street West
Toronto, Ontario
M5H 3C2
Fax:	(416) 644-9337
Attention:	Jay Goldman

(b)	If to the Agents, to:

RBC Dominion Securities Inc.
200 Bay Street
Royal Bank Plaza
4th Floor, South Tower
Toronto, Ontario M5J 2W7

Fax:	(416) 842-7527
Attention:	Lance Rishor

- and -

MGI Securities Inc.
26 Wellington Street East, Suite 900
Toronto, Ontario
M5E 1S2
Fax:	(416) 864-7405
Attention:	Daniel C. Hardie

with a copy (but not as notice) to:

Blake, Cassels & Graydon LLP
595 Burrard Street, PO Box 49314
Suite 2600, Three Bentall Centre
Vancouver, British Columbia
V7X 1L3
Fax:	(604) 631-3309
Attention:	Bob Wooder

or to such other address as any of the parties may designate by notice given to the others.

Each notice shall be personally delivered to the addressee or sent by facsimile transmission to the addressee and: (i) a notice which is personally delivered shall, if delivered on a Business Day, be deemed to be given and received on that day and, in any other case, be deemed to be given and received on the first Business Day following the day on which it is delivered; and (ii) a notice which is sent by facsimile transmission shall be deemed to be given and received on the first Business Day following the day on which it is sent.

21.	Time of the Essence

Time shall, in all respects, be of the essence hereof.

22.	Headings

The headings contained herein are for convenience only and shall not affect the meaning or interpretation hereof.

23.	Singular and Plural, etc.

Where the context so requires, words importing the singular number include the plural and vice versa, and words importing gender shall include the masculine, feminine and neuter genders.

24.	Entire Agreement

This Agreement constitutes the only agreement between the parties with respect to the subject matter hereof and shall supersede any and all prior negotiations and understandings. This Agreement may be amended or modified in any respect by written instrument only.

25.	Severability

The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

26.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

27.	Successors and Assigns

The terms and provisions of this Agreement shall be binding upon and enure to the benefit of the Corporation and the Agents and their respective successors and permitted assigns.

28.	Further Assurances

Each of the parties hereto shall do or cause to be done all such acts and things and shall execute or cause to be executed all such documents, agreements and other instruments as may reasonably be necessary or desirable for the purpose of carrying out the provisions and intent of this Agreement.

29.	Obligations of the Agents

In performing their respective obligations under this Agreement, the Agents shall be acting severally and not jointly and severally. Nothing in this Agreement is intended to create any relationship in the nature of a partnership, or joint venture between the Agents.

30.	Effective Date

This Agreement is intended to and shall take effect as of the date first set forth above, notwithstanding its actual date of execution or delivery.

31.	Counterparts and Facsimile Copies

This Agreement may be executed in any number of counterparts and by facsimile, which taken together shall form one and the same agreement.

[The remainder of this page is intentionally left blank]

If the Corporation is in agreement with the foregoing terms and conditions, please so indicate by executing a copy of this Agreement where indicated below and delivering the same to the Agents.

Yours very truly,
RBC DOMINION SECURITIES INC.

Per:	“Lance Rishor”
Authorized Signing Officer
MGI SECURITIES INC.

Per:	“Mark Arthur”
Authorized Signing Officer

The foregoing is hereby accepted and agreed to by the undersigned as of the date first written above.

BRIDGEPORT VENTURES INC.

Per:	“Shastri Ramnath”
Authorized Signing Officer

SCHEDULE “A”

COMPLIANCE WITH UNITED STATES SECURITIES LAWS

As used in this Schedule “A”, capitalized terms used herein and not defined herein shall have the meaning ascribed thereto in the agency agreement between Bridgeport Ventures Inc. and the Agents named therein, dated December •, 2010, to which this schedule is annexed and the following terms shall have the meanings indicated:

(a)

“Directed Selling Efforts” means “directed selling efforts” as that term is defined in Regulation S. Without limiting the foregoing, but for greater clarity in this schedule, it means, subject to the exclusions from the definition of directed selling efforts contained in Regulation S, any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Offered Units, the Unit Shares, the Warrants or the Warrant Shares and includes the placement of any advertisement in a publication with a general circulation in the United States that refers to the offering of the Offered Units, the Unit Shares, the Warrants or the Warrant Shares;

(b)

“General Solicitation” and “General Advertising” means “general solicitation” and “general advertising” as used in Rule 502(c) under the U.S. Securities Act, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or on the internet or broadcast over radio, television or the internet, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising;

(c)	“Institutional Accredited Investor” means an “institutional accredited investor” that satisfies one or more of the criteria of Rule 501(a)(1), (2), (3) or (7) of Regulation D;

(d)	“Regulation D” means Regulation D adopted by the SEC under the U.S. Securities Act;

(e)	“Regulation S” means Regulation S adopted by the SEC under the U.S. Securities Act;

(f)	“SEC” means the United States Securities and Exchange Commission; and

(g)	“Substantial U.S. Market Interest” means “substantial U.S. market interest” as that term is defined in Regulation S.

Representations, Warranties and Covenants of the Agents

Each of the Agents, severally but not jointly, acknowledges that the Offered Units, the Unit Shares, the Warrants and the Warrant Shares have not been and will not be registered under the U.S. Securities Act and applicable state securities laws, and the Offered Units may only be offered or sold to, for the account or benefit of, any persons in the United States or U.S. Persons, pursuant to an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws. Accordingly, each of the Agents, severally but not jointly, represents, warrants and covenants to the Corporation that:

1.

It has not offered, and will not offer, any Offered Units, Unit Shares or Warrants except (a) in an “offshore transaction”, as such term is defined in Regulation S, in accordance with Rule 903 of Regulation S or (b) to, or for the account or benefit of, persons in the United States or U.S. Persons as provided in sections 2 through 11 below. Accordingly, none of the Agent, its U.S. Affiliate or any persons acting on its or their behalf, has made or will make (except as permitted in sections 2 through 11 below) (i) any offer to sell, or any solicitation of an offer to buy, any Offered Units to, or for the account or benefit of, any person in the United States or a U.S. Person, (ii) any sale of Offered Units to any purchaser unless, at the time the buy order was or will have been originated, the purchaser was outside the United States, not a U.S. Person and not acting for the account or benefit of a person in the United States or a U.S. Person, or the Agent reasonably believed that such purchaser was outside the United States, not a U.S. Person and not acting for the account or benefit of a person in the United States or a U.S. Person, or (iii) any Directed Selling Efforts.

2.

It has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Units, except with its U.S. Affiliate, any selling group members or with the prior written consent of the Corporation. It shall require each selling group member to agree, for the benefit of the Corporation, to comply with, and shall use its best efforts to ensure that each selling group member complies with, the same provisions of this Schedule “A” as apply to the Agent as if such provisions applied to such selling group member.

3.

All offers and sales of Offered Units in the United States or to U.S. Persons shall be made through its U.S. Affiliate, which is and will be as of the date of each offer and sale a duly registered broker-dealer with the SEC and in each applicable state where an offer or sale is made (unless exempted from such state’s broker-dealer registration requirements) and is and will be as of the date of each offer and sale a member of, and in good standing with, the Financial Industry Regulatory Authority, Inc., in compliance with all applicable United States federal and state broker-dealer requirements.

4.

Offers of Offered Units, Unit Shares and Warrants to, or for the account or benefit of, persons in the United States or U.S. Persons shall not be made (i) by any form of General Solicitation or General Advertising, or (ii) in any manner involving a public offering within the meaning of Section 4(2) of the U.S. Securities Act.

5.

Any offer or solicitation of an offer to buy Offered Units that has been made or will be made to, or for the account or benefit of, any person in the United States or a U.S. Person was or will be made only to Institutional Accredited Investors in transactions that are exempt from registration under the U.S. Securities Act pursuant to Rule 506 of Regulation D and applicable state securities laws.

6.

The Agent acting through its U.S. Affiliate may offer the Offered Units only to, or for the account or benefit of, persons in the United States or U.S. Persons with respect to which the Agent has a pre-existing relationship and has reasonable grounds to believe, and did believe, are Institutional Accredited Investors.

7.

It will deliver, through its U.S. Affiliate, a copy of the U.S. Private Placement Memorandum, including the Preliminary Prospectus and/or Final Prospectus, to each person in the United States, U.S. Persons or persons acting for the account or benefit of persons in the United States or U.S. Persons purchasing Offered Units. Prior to the completion of any sale of Offered Units to, or for the account or benefit of, U.S. Persons or persons in the United States, each such purchaser will be informed that the Offered Units have not been and will not be registered under the U.S. Securities Act or applicable state securities laws and are being offered to such purchaser in reliance on exemptions from the registration requirements of the U.S. Securities Act provided by Rule 506 of Regulation D and applicable state securities registration requirements. Prior to completion of any sale of Offered Units to, or for the account or benefit of, persons in the United States or a U.S. Person, each U.S. purchaser thereof will be required to execute a subscription agreement, in the form attached to the final U.S. Private Placement Memorandum.

8.

At least one Business Day prior to the Closing Time, it will provide the Corporation with a list of all purchasers of the Offered Units that (i) are in the United States, (ii) are U.S. Persons, (iii) were offered Offered Units, Unit Shares or Warrant Shares in the United States, and (iv) are purchasing for account or benefit of a person in the United States or a U.S. Person.

9.

Each purchaser of Offered Units in the United States , that is a U.S. Person or is purchasing for the account or benefit of a person in the United States or a U.S. Person shall be provided with a U.S. Private Placement Memorandum including the Preliminary Prospectus and the Final Prospectus.

10.

The Agent agrees that at the Closing Time, it, together with its U.S. Affiliate will provide a certificate, substantially in the form of Annex I to this Schedule “A” relating to the manner of the offer and sale of the Offered Units to persons in the United States or U.S. Persons or such persons will be deemed to represent and warrant to the Corporation that no offers or sales were made to, or for the account or benefit of, persons in the United States or U.S. Persons.

11.

During the period in which the Offered Units, the Unit Shares or the Warrants are offered for sale, none of the Agent, its affiliates, or any person acting on its or their behalf has taken or will take any action in violation of Regulation M under the United States Securities Exchange Act of 1934, as amended, in connection with the offer and sale of the Offered Units, the Unit Shares or the Warrants.

Representations, Warranties and Covenants of the Corporation

The Corporation represents, warrants, covenants and agrees that:

1.

The Corporation is a “foreign issuer” (as such term is defined in Regulation S) and reasonably believes that there is no Substantial U.S. Market Interest in the Offered Units, the Unit Shares or the Warrants or in any class of equity securities of the Corporation.

2.

The Corporation is not, and as a result of the sales of the Offered Units contemplated hereby will not be, an “investment company” as such term is defined in the United States Investment Company Act of 1940, as amended, registered or required to be registered under such Act.

3.

Except with respect to offers and sales to Institutional Accredited Investors in reliance upon an exemption from registration available under Rule 506 of the U.S. Securities Act, none of the Corporation, its affiliates, or any person acting on its or their behalf (other than the Agents, the U.S. Affiliates, their respective affiliates or any person acting on its or their behalf, in respect of which no representation is made), has made or will make: (A) any offer to sell, or any solicitation of an offer to buy, any Offered Units to, or for the account or benefit of, a person in the United States or a U.S. Person; or (B) any sale of Offered Units unless, at the time the buy order was or will have been originated, (i) the purchaser is outside the United States, not a U.S. Person and not purchasing for the account or benefit of a person in the United States or a U.S. Person or (ii) the Corporation, its affiliates, and any person acting on their behalf reasonably believe that the purchaser is outside the United States, not a U. S. Person and not acting for the account or benefit of a person in the United States or a U. S. Person.

4.

During the period in which Offered Units are offered for sale, none of it, its affiliates, or any person acting on its or their behalf (other than the Agents, the U.S. Affiliates, their respective affiliates or any person acting on their behalf, in respect of which no representation is made) has engaged in or will engage in any Directed Selling Efforts or has taken or will take any action that would cause the exemption afforded by Rule 506 of the U.S. Securities Act to be unavailable for offers and sales of Offered Units to, or for the account or benefit of, persons in the United States or U.S. Persons in accordance with this Schedule “A”, or the exclusion from registration afforded by Rule 903 of Regulation S to be unavailable for offers and sale of Offered Units outside the United States to non-U.S. Persons in accordance with this Agency Agreement.

5.

None of the Corporation, any of its affiliates or any person acting on its or their behalf (other than the Agents, the U.S. Affiliates, their respective affiliates or any person acting on its or their behalf, in respect of which no representation is made) has offered or will offer to sell, or has solicited or will solicit offers to buy, Offered Units, Unit Shares or Warrants to, or for the account or benefit of, persons in the United States or U.S. Persons by means of any form of General Solicitation or General Advertising or in any manner involving a public offering within the meaning of Section 4(2) of the U.S. Securities Act.

6.

Except with respect to the offer and sale of the Offered Units offered hereby, the Corporation has not, for a period of six months prior to the date hereof sold, offered for sale or solicited any offer to buy any of its securities in the United States or to any U.S. Person in a manner that would be integrated with the offer and sale of the Offered Units and would cause the exemption from registration set forth in Rule 506 of Regulation D to become unavailable with respect to the offer and sale of the Offered Units, the Unit Shares or the Warrants.

7.

During the period in which the Offered Units, the Unit Shares or the Warrants are offered for sale, none of it, its affiliates, or any person acting on its or their behalf (other than the Agents, their respective affiliates and any person acting on their behalf, in respect of which no representation, warranty, covenant or agreement is made) has taken or will take any action in violation of Regulation M under the United States Securities Exchange Act of 1934, as amended, in connection with the offer and sale of the Offered Units, the Unit Shares or the Warrants.

8.

None of the Corporation or any of its predecessors or affiliates has been subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminary or permanently enjoining such person for failure to comply with Rule 503 of Regulation D.

ANNEX I TO SCHEDULE “A”

AGENT’S CERTIFICATE

In connection with the private placement in the United States of units (the “Offered Units”) of Bridgeport Ventures Inc. (the “Corporation”) pursuant to the agency agreement dated as of December •, 2010 between the Corporation and the Agents named therein (the “Agency Agreement”), each of the undersigned does hereby certify as follows:

(i)

The U.S. Affiliate is a duly registered broker or dealer with the United States Securities and Exchange Commission and pursuant to Section 15(b) of the United States Securities Exchange Act of 1934, as amended, and under the securities laws of each state in which such offers and sales were made (unless exempted from the respective state’s broker-dealer registration requirements) and is a member in good standing with the Financial Industry Regulatory Authority, Inc.;

(ii)

all offers and sales of Offered Units to, or for the account or benefit of, persons in the United States or U.S. Persons were made through the U.S. Affiliate in accordance with all applicable United States federal and state securities laws and regulations governing the registration and conduct of securities brokers and dealers;

(iii)

immediately prior to offering Offered Units to, or for the account or benefit of, persons in the United States or U.S. Persons (each such person, an “Offeree”) we had reasonable grounds to believe and did believe that each such Offeree was an Institutional Accredited Investor and, on the date hereof, we continue to believe that each Offeree purchasing Offered Units through us is an Institutional Accredited Investor;

(iv)	no form of General Solicitation or General Advertising was used by us in connection with the offer of the Offered Units, Unit Shares or Warrants to Offerees;

(v)

the offering of the Offered Units, the Unit Shares and the Warrants to Offerees has been conducted by us through the U.S. Affiliate in accordance with the Agency Agreement, including Schedule “A” hereto;

(vi)

each Offeree was provided with a copy of the U.S. private placement memorandum, including the Final Prospectus (as such term is defined in the Agency Agreement) relating to the offering of the Offered Units, the Unit Shares and the Warrants (the “U.S. Private Placement Memorandum”); and

(vii)	prior to the sale of Offered Units to Offerees, we caused each such Offeree to execute a subscription agreement in the form included as Exhibit A in the final U.S. Private Placement Memorandum.

A-2

Capitalized terms not defined herein shall have the meanings prescribed to them in the Agency Agreement, including Schedule “A” thereto, to which this Agent’s Certificate is attached.

DATED as of this ___ day of < >, 2010.

[NAME OF AGENT]		[NAME OF U.S. AFFILIATE]

By:		By:
	Authorized Signing Officer		Authorized Signing Officer